EXHIBIT A
DOLLAR NOTE


$______________                           ________________, 20___


FOR VALUE RECEIVED, the undersigned, [BORROWER], a _______________ corporation (the "Borrower"), promises to pay to the order of _________________ (the "Lender") on [February __, 2005] [December 31, 2004] the principal sum of _____________________________ DOLLARS ($___________) as such amount may be increased or decreased in accordance with
Section 2.2.4 of the Credit Agreement (as defined below), or the aggregate unpaid principal amount of all _____________ Loans shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender as made by the Lender pursuant to the Credit Agreement; provided, however, that the failure of the Lender to make any notation on the attached schedule or in the Lender's records shall not limit or otherwise affect the Obligations of the Borrower hereunder or under the Credit Agreement.
The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in that certain Second Amended and Restated Credit Agreement dated as of February ___, 2000 (together with all further amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, [Bairnco Corporation, a Delaware corporation ("Bairnco"),] certain [other] subsidiaries of [Bairnco] [the Borrower], BANK OF AMERICA, N.A., as Agent, SUNTRUST BANK, as Syndication Agent and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.
Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.
This Note is one of the _____________ Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable [and is issued, together with the other _____________ Notes, to amend and restate without interruption or novation, all indebtedness evidenced by the _____________ Notes (as defined in the Original Credit Agreement)]. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.
All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND LENDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT
LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.



                                   [BORROWER]
                                   By:
                                     Title:

            _______ LOANS AND PRINCIPAL PAYMENTS


      Amount of                      Amount of             Unpaid
      _________                      Principal             Principal
                                     Repaid                Balance
      Loan Made

      Alternate           Interest   Alternate             Alternate
      Reference Interbank Period (if Refernceate Interbank Reference Interbank Notation
Date  Rate      Rate      Applicable Rate        Rate      Rate      Rate      Made By





EXHIBIT B
FOREIGN NOTE


$________________                       ________________, 20___


FOR VALUE RECEIVED, the undersigned,    [BORROWER], a
___________ corporation (the "Borrower"), promises to pay to the order of Bank of America, N.A.. (the "Lender") on February ___, 2005 the principal sum of the equivalent amount in [FOREIGN CURRENCY] or Euro of __________________ or the aggregate principal amount of the loans made in [FOREIGN CURRENCY] or Euro of all ___________ Loans shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender as made by the Lender pursuant to the Credit Agreement (as defined below);
provided, however, that the failure of the Lender to make any notation on the attached schedule or in the Lender's records shall not limit or otherwise affect the Obligations of the Borrower hereunder or under the Credit Agreement.
The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the that certain
Second Amended and Restated Credit Agreement dated as of
February ___, 2000 (together with all further amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, Bairnco Corporation, a Delaware corporation
("Bairnco"), certain [other] subsidiaries of Bairnco, BANK
OF AMERICA, N.A., as Agent, SUNTRUST BANK, as Syndication
Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.
     Payments of both principal and interest are to be made in lawful money of [SPECIFY APPLICABLE COUNTRY] in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.
This Note is one of the ______________ Notes referred to in, and evidences Indebtedness incurred under, the Credit
Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable and is issued, together with the other
_____________ Notes, to amend and restate without interruption or novation, all indebtedness evidenced by the _____________ Notes (as defined in the Original Credit
Agreement). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.
     All parties hereto, whether as makers, endorsers, or other wise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE
BORROWER AND LENDER HEREUNDER SHALL BE GOVERNED BY, AND
SHALL BE CONSTRUED AND ENFORCED  IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE  STATE  OF NEW  YORK  (INCLUDING
WITHOUT LIMITATION SECTION  5-1401  OF  THE GENERAL
OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD
TO CONFLICTS OF LAWS PRINCIPLES.


                                    [BORROWER]
                                   By:
                                     Title:
           ________ LOANS AND PRINCIPAL PAYMENTS

         Amount of                Amount of          Unpaid
         Loan Made             Principal Repaid   Principal Balance
                    Interest                                        Notation
Date                Period                        Total             Made By


















EXHIBIT C
LETTER OF CREDIT NOTE



$______________                      ________________, 20___


FOR VALUE RECEIVED, the undersigned, BAIRNCO
CORPORATION, a Delaware  corporation (the
"Borrower"), promises to pay to the order of (the
"Lender") on February ___, 2005 the principal sum of
____________________________DOLLARS ($___________) as
such amount may be increased or decreased in
accordance with Section 2.2.4 of the Credit Agreement
(as defined below), or the aggregate unpaid principal
amount of all Letter of Credit Loans shown on the
schedule attached hereto (and any continuation
thereof) or in the records of the Lender as made by
the Lender pursuant to the Credit Agreement;
provided, however, that the failure of the Lender to
make any notation on the attached schedule or in the
Lender's records shall not limit or otherwise affect
the Obligations of the Borrower hereunder or under
the Credit Agreement.
The Borrower also promises to pay interest on the
unpaid principal amount hereof from time to time
outstanding from the date hereof until maturity
(whether by acceleration or otherwise) and, after
maturity, until paid, at the rates per annum and on
the dates specified in that certain Second Amended
and Restated Credit Agreement dated as of February
___, 2000 (together with all further amendments and
other modifications, if any, from time to time
thereafter made thereto, the "Credit Agreement"),
among the Borrower, [Bairnco Corporation, a Delaware
corporation ("Bairnco"),] certain [other]
subsidiaries of [Bairnco] [the Borrower], BANK OF
AMERICA, N.A., as Agent, SUNTRUST BANK, as
Syndication Agent and the various financial
institutions (including the Lender) as are, or may
from time to time become, parties thereto.
     Payments of both principal and interest are to
be made in lawful money of the United States of
America in same day or immediately available funds to
the account designated by the Agent pursuant to the
Credit Agreement.
This Note is one of the Letter of Credit Notes
referred to in, and evidences Indebtedness incurred
under, the Credit Agreement, to which reference is
made for a description of the security for this Note
and for a statement of the terms and conditions on
which the Borrower is permitted and required to make
prepayments and repayments of principal of the
Indebtedness evidenced by this Note and on which such
Indebtedness may be declared to be immediately due
and payable and is issued, together with the other
Letter of Credit Notes, to amend and restate without
interruption or novation, all indebtedness evidenced
by the Letter of Credit Notes (as defined in the
Original Credit Agreement). Unless otherwise defined,
terms used herein have the meanings provided in the
Credit Agreement.
     .All parties hereto, whether as makers,
endorsers, or
otherwise, severally waive presentment for payment,
demand, protest and notice of dishonor.
     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE
BORROWER AND LENDER HEREUNDER SHALL BE GOVERNED BY,
AND SHALL BE CONSTRUED AND ENFORCED  IN ACCORDANCE
WITH, THE INTERNAL LAWS OF THE  STATE  OF NEW  YORK
(INCLUDING WITHOUT LIMITATION SECTION  5-1401  OF
THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS
PRINCIPLES.
                                    [BORROWER]
                                   By:
                                     Title

    LETTER OF CREDIT LOANS AND PRINCIPAL PAYMENTS

     Amount of
     Letter of Credit                Amount of           Unpaid
     Loan Made                       Principal Repaid    Principle Balance

     Alternate           Interest    Alternate           Alternate
     Reference Interbank Period (if  Reference Interbank Reference Interbank Notation
Date Rate      Rate      applicable) Rate      Rate      Rate      Rate      Made By

EXHIBIT D
BORROWING REQUEST

Bank of America, N.A., as Agent
335 Madison Avenue
New York, New York 10017

Attention:     (Name]
               [Title]

                        [Borrower's Name]

Ladies and Gentlemen:

     This Borrowing Request is delivered to you pursuant to
Section 2.3 of the Second Amended and Restated Credit
Agreement, dated as of February ___, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Bairnco
Corporation and certain of its Subsidiaries as the Borrowers, certain commercial lending institutions as the Lenders, Bank of America, N.A., as Agent (the
"Agent") and SunTrust Bank, as Syndication Agent.
Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.
The Borrower hereby requests that a
__________________ Loan be made in the aggregate principal amount of ___________________ [specify currency] on _________________, 200__ as a [Euro Rate
Loan [specify type] having an Interest Period of ____ months] [Reference Rate Loan].
     The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.
     The Borrower agrees that if prior to the time of the
Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.
     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

  Amount to be             Person to be Paid             Name, Address, etc.
  Transferred         Name           Account No.         of Transferee Bank

  $

                                                         Attention:
  $

                                                         Attention:
  Balance of such     The Borrower
  proceeds                                               Attention:

     The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________________, 200__.
                                   [Borrower's Name]

                                   By:


EXHIBIT E
CONTINUATION/CONVERSION NOTICE

Bank of America, N.A., as Agent
335 Madison Avenue
New York, New York 10017

Attention:     [Name]
               [Title]

                  [Borrower's Name]

Ladies and Gentlemen:

     This Continuation/Conversion Notice is delivered to you pursuant to Section 2.4 of the Second Amended and Restated Credit Agreement, dated as of February
___, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Bairnco Corporation and certain of its Subsidiaries as the Borrowers, certain commercial lending institutions as the Lenders, Bank of America, N.A., as Agent (the "Agent") and SunTrust Bank, as
Syndication Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.
The Borrower hereby requests that on _______________, 200___,
          (1)  ___________ [specify currency] of the
     presently outstanding principal amount of the ____ Loans originally made on ________________, [19][20]___ [and ____________________ [specify currency] of the presently outstanding
     principal amount of the ______ Loans originally made on ____________, [19][20]___],

          (2)  and all presently being maintained as
     [Reference Rate Loans] [Interbank Rate Loans]
     [Sterling Loans] [FF
     Loans] [DM Loans],
    (3)  be [converted into] [contained as   ],
          (4)  [____________ Loans having an
     Interest Period of ____ months] [Reference
     Rate Loans].
The Borrower hereby:

          (a) certifies and warrants that no
     Default has occurred and is continuing; and

          (b) agrees that if prior to the time of
     such continuation or conversion any matter
     certified to herein by it will not be true and
     correct at such time as if then made, it will
     immediately so notify the Agent.
Except to the extent, if any, that prior to the time
of the continuation or conversion requested hereby
the Agent shall receive written notice to the
contrary from the Borrower, each matter certified to
herein shall be deemed to be certified at the date of
such continuation or conversion as if then made.
     The Borrower has caused this
Continuation/Conversion Notice to be executed and
delivered, and the certification and warranties
contained herein to be made, by its Authorized
Officer this ____day of ___________, 200__.
                              [BORROWER'S NAME]
                         By:
                                Title:


EXHIBIT G
BAIRNCO CORPORATION
Compliance Certificate

Quarter Ended [               ]

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of , 2000, among Bairnco
Corporation, certain of its subsidiaries as Borrowers, certain financial institutions as Lenders, Bank of America, N.A., as Agent, and SunTrust Bank, as Syndication Agent, as amended, supplemented or otherwise modified from time to time (the "Credit
Agreement"). Capitalized terms used herein without definition shall have the same respective meanings ascribed thereto in the Credit Agreement.
Pursuant  to  Section  7.1.1(c)  of  the  Credit
Agreement,  the Borrowers HEREBY CERTIFY THAT:

No Default.  As of the date hereof, no Default under
                         the
Credit Agreement has occurred and is continuing, except as set forth below (If no exceptions, state
"None"):



Net Worth (Section 7.2.3(a))

          A.   Net Worth
          (a)  Aggregate Par Value of Outstanding Shares      $
          (b)  Paid-in-Capital (excluding cumulative
                translation adjustment since 12/31/96)        $
          (c)  Retained Earnings                              $
          (d)  Treasury Stock                                 $
          (e)  Subordinated Debt with No Put Option           $

Sum of (a) + (b) + (c) + (e) less (d)                         $

          B.   Cumulative Net Income since 12/31/99           $

          C.   Proceeds of Bairnco Stock (other than the
                proceeds of the issuance of stock to
                directors or employees pursuant to the
                exercise of stock options) since 12/31/99     $

          D.   Credit Agreement Requirements:
               Net Worth (A) not to be less than:
               (a)  $40,000,000 plus
               (b)  60% of Cumulative Net Income since
                    12/31/99 (B) plus
               (c)  60% of net cash proceeds of Bairnco
                    stock sold since 12/31/99 (C)             $

               Compliance Indicated

Debt to Capital Ratio (Section 7.2.3(b))

          E.   Consolidated Funded Debt                       $
          F.   Stockholders' Investment                       $
          G.   Sum of A + B                                   $
          H.   Ratio of A to C
          I.   Credit Agreement Requirement requires, for
                any fiscal quarter ending on or before
                12/31/01, not Greater Than:                   65.0%
          J.   Credit Agreement Requirement requires, for
                any fiscal quarter ending after
                12/31/01, not Greater Than:                   60.0%

          Compliance Indicated


Interest Coverage Ratio (Section 7.2.3(c))

          K.   Consolidated Earnings Before Interest          $
                Expense and Taxes for the fiscal
                quarter ended [            ], excluding
                non-recurring gains and charges
          L.   Consolidated Interest Expense for              $
                Indebtedness for the fiscal
                quarter ended [            ]
          M.   Ratio of A to B
          N.   Credit Agreement Requires Not Less Than:       2.50:1.00

          Compliance Indicated



IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Borrowers as of the ______ day of __________, ____.

                                   BAIRNCO
CORPORATION


                                   By:
                                        Name:
                                        Title:

EXHIBIT H
FORM OF ASSIGNMENT AND ACCEPTANCE


TO:  Bairnco Corporation and certain of its Subsidiaries
     300 Primera Boulevard, Suite 432
     Lake Mary, Florida  32746


TO:  Bank of America,  N.A.
     as the Agent

     Re: Bairnco Corporation and certain of its
                    subsidiaries

Gentlemen and Ladies:

We refer to Section 10.11.1 of the Second Amended and
Restated Credit Agreement, dated as of February 22,
2000 (together with all amendments and other
modifications, if any, from time to time thereafter
made thereto, the "Credit Agreement") among Bairnco
Corporation and certain of its Subsidiaries, as the
Borrowers (collectively referred to herein as the
"Borrower"), the various financial institutions (the
"Lenders") as are, or shall from time to time become,
parties thereto, Bank of America, N.A., as agent (the
"Agent") for the Lenders and SunTrust Bank, as
syndication agent. Unless otherwise defined herein or
the context otherwise requires, terms used herein
have the meanings provided in the Credit Agreement.
    This agreement is delivered to you pursuant to
clause (B) of Section    10.11.1(b) of the Credit
Agreement and also constitutes
notice to each of you, pursuant to clause (A) of
Section 10.11.1(b) of the Credit Agreement, of the assignment and delegation to ______________________
(the "Assignee") of _____% of [the Loans and
Commitment] [the ______________ Loans and
_____________ Commitment] of
______________________________ (the "Assignor")
outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentage for the purposes of the Credit
Agreement are set forth opposite such Person's name on the signature pages hereof.
      [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]
    The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitment and Loans under the Credit Agreement, such actions have and will be made without recourse or representation to or warranty by the Agent.
    Except as otherwise provided in the Credit
Agreement, effective as of the date of acceptance hereof by the Agent

          (a) the Assignee
               (i) shall be deemed automatically to
have become
          a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other
          Loan Documents as if it were
          an original signatory thereto to the
          extent specified in the second paragraph hereof; and
               (ii) agrees to be bound by the terms
          and conditions set forth in the Credit
          Agreement and the other Loan Documents as if it were an original signatory thereto;
          and
    (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.
     The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 10.1.1 of the Credit Agreement upon the delivery thereof.
    The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment and requests the Agent to acknowledge receipt of this document:
               (A)  Address for Notices:

                    Institution Name:

                    Attention:

                    Domestic Office:

                    Telephone:

                    Facsimile:

                    Telex (Answerback):

                    LIBOR Office:




IN WITNESS WHEREOF, the undersigned has executed this
Assignment Agreement as of the ____ day of
_________________, 2000.
                                   [NAME OF ASSIGNEE]
                                   By:
                                     Name:
                                     Title:


                                   [NAME OF ASSIGNOR]

                                   By:
                                     Name:
                                     Title:


EXHIBIT I
AMENDED AND RESTATED GUARANTY


     THIS AMENDED AND RESTATED GUARANTY (this
"Guaranty") dated as of February 22, 2000 is executed by Bairnco Corporation, a Delaware corporation ("Bairnco"), each of its undersigned
Subsidiaries and each other Subsidiary of Bairnco that may become a party hereto in accordance with
Section 13 hereof (Bairnco and each such Subsidiary of Bairnco collectively hereinafter referred to as the "Guarantors" and individually as a "Guarantor") in favor of BANK OF AMERICA, N.A., ("Bank of
America"; the successor by merger to Bank of America
Illinois, formerly known as Continental Bank, N.A.), as Agent (as hereinafter defined in the first recital below) and amends and restates in its entirety that certain Guaranty dated as of September 27, 1990 (as amended, restated, supplemented or otherwise modified as of the date hereof, the "Existing Guaranty"), by Bairnco, Arlon, Inc., a Delaware corporation
("Arlon") , Kasco Corporation, a Delaware corporation
("Kasco"), Shielding Systems Corporation, a Delaware corporation and other subsidiaries of Bairnco party thereto as of the date hereof in favor of Bank of America, as agent.

                      RECITALS

WHEREAS, Bairnco Corporation ("Bairnco"), certain of its
Subsidiaries, certain lenders (the "Lenders") and Bank of America, as agent for the Lenders (the
"Agent"), have entered into that certain Second
Amended and Restated Credit Agreement dated as of February 22, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, hereinafter referred to as the "Credit
Agreement") pursuant to which the Lenders have extended credit to Bairnco and certain of its Subsidiaries (each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement);

     WHEREAS, it is a condition precedent to the Lenders amending and restating the Credit Agreement on the date hereof that the Existing Guaranty be amended and restated as herein provided; and

     WHEREAS, each Guarantor has received and will receive substantial benefits from the extension of credit pursuant to the Credit Agreement;

     NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement, each Guarantor hereby covenants as follows:

     1. Guaranty.

     (a)  Subject to Section 1(b), each
Guarantor hereby unconditionally guarantees the performance and the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all Obligations (except such Guarantor's Obligations as a Borrower) under and in connection with the Loan Documents (all such obligations being hereinafter collectively called the "Guaranteed Liabilities").

     (b) The liability of each of the Guarantors under this Guaranty shall not exceed the maximum amount of liability that such Guarantor can hereby incur without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.
For purposes of determining such liability of each of the Guarantors, due consideration shall be given to the direct and indirect benefits received by each of the Guarantors as a result of the extension of credit under the Credit Agreement.

     (c) This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect notwithstanding the dissolution of any Guarantor or that at any time or from time to time all Guaranteed Liabilities may have been paid in full.

     2. Disgorged Payments. Each Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or the Lenders to any of the Guaranteed Liabilities is or must be rescinded or returned by the Agent or the Lenders for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Company), such Guaranteed
Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or the Lenders, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Liabilities, all as though such application by the Agent or the Lenders had not been made.

     3. Certain Permitted Actions. To the extent permitted by law, each of the Agent and any Lender each may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to any Guarantor or any other Person, take any or all of the following actions without impairing its rights arising hereunder: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Guaranteed Liabilities,
(b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to such Guarantors' obligations, with respect to any of the Guaranteed Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed Liabilities, or release or compromise any obligation of any Borrower under any Loan Document or any obligation of any nature of any other obligor with respect to any of the Guaranteed Liabilities,
(d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to any Guarantor for payment of any of the Guaranteed Liabilities, whether or not the Agent or the Lenders (i) shall have resorted to any property securing any of the Guaranteed Liabilities or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of' the Guaranteed
Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by each Guarantor).

     4. Application of Funds. Any amounts received by the Agent or the Lenders from whatsoever source on account of the Guaranteed Liabilities may be applied by it toward the payment of such of the Guaranteed
Liabilities, and in such order of application, as the Agent and the Lenders may from time to time elect.

     5.  Limit on Subrogation; Waivers.

     (a) No payment made
by or for the account of any Guarantor pursuant to this Guaranty shall entitle any Guarantor by subrogation or otherwise to any payment by any Borrower or by any Guarantor or from or out of any property of any Borrower or any Guarantor, and no Guarantor shall exercise any right or remedy against any Borrower or any Guarantor or any property of any Borrower or any Guarantor by reason of any performance by such Guarantor of this Guaranty, all of which rights and remedies are hereby waived by such Guarantor to the fullest extent permitted by law.

     (b) To the extent permitted by law, each Guarantor hereby expressly waives (i) notice of the acceptance by the Agent or the Lenders of this Guaranty, (ii) notice of the existence or creation or non-payment of all or any of the Guaranteed Liabilities, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (iv) all diligence in collection or protection of or realization upon the Guaranteed Liabilities or any security for or guaranty of any of the foregoing.

     6.  Transfer of Obligations.
Subject to Section 10.11
of the Credit Agreement, the Agent and
the Lenders may, from time to time,
without notice to any Guarantor,
assign or transfer, or cause to be
assigned or transferred, any or all of
the Guaranteed Liabilities or any
interest therein and, notwithstanding
any such assignment or transfer or any
subsequent assignment or transfer
thereof, such Guaranteed Liabilities
shall be and remain Guaranteed
Liabilities for the purposes of this
Guaranty, and each and every immediate
and successive assignee or transferee
of any of the
Guaranteed Liabilities or of any
interest therein shall, to the extent
of the interest of such assignee or
transferee in the Guaranteed
Liabilities, be entitled to the
benefits of this Guaranty to the same
extent as if such assignee or
transferee were the Agent or a Lender.

     7.  No Conditions to Effectiveness.
No claim or defense by any Person as to the invalidity or unenforceability of any obligation under the Loan
Documents shall affect or impair the obligations of the Guarantors under this Guaranty. The obligation of the Guarantors under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of any Guarantor or any Borrower. Each Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

     8.  Warranties.
Each Guarantor hereby warrants and
represents to the Agent and the Lenders that (i) it now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of each Borrower, and the Agent and the Lenders shall not have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of any Borrower which may come into such Person's possession; (ii) all things necessary to make this Guaranty the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, have been done and performed; (iii) the execution, delivery and performance of this Guaranty by such Guarantor are within its powers and do not
(a) contravene any law, rule or regulation presently in effect which affects or binds it or any of its properties, or
(b) conflict with or result in a breach of any guaranty or loan or credit agreement or any other agreement or instrument to which it is a party in respect of indebtedness for money borrowed, except for such contraventions, conflicts and breaches that, in the aggregate, will not have a material adverse effect on Bairnco and its Subsidiaries on a consolidated basis; and (iv) any and all information heretofore or hereafter provided by such Guarantor to the Agent and the Lenders hereunder and certified by an Authorized Officer of such Guarantor is and shall be true and accurate in all respects as of the date furnished and does not and shall not omit any material fact necessary to make the information not misleading.

     9.  Modification of Guaranty.
This Guaranty shall not
be amended, supplemented or otherwise modified without the written consent of the Agent and the Required Lenders and the Guarantors.

     10.  Notices.
All notices or other communications given hereunder shall be in writing (including telex and facsimile communication) and mailed, telexed, telecopied or delivered:

     (a) if to a Guarantor, to it at its address set forth on the signature pages hereof or at such other address as shall have been or be designated by it in a written notice to the Agent;

     (b) if to the Agent or any Lender, to such Person at its address set forth in the Credit Agreement or at such other address as shall have been or be designated by it in a written notice to the Guarantors.

     All such notices and communications shall be deemed to have been duly made or given (i) when delivered by hand, (ii) five (5) Business Days after being deposited in the mail, postage prepaid, (iii) when telexed, answer back received, or (iv) when by facsimile communication, receipt acknowledged.

     11. GOVERNING LAW; CONSENT TO JURISDICTION AND
SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

     (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE
STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF
LAWS PRINCIPLES.  ALL JUDICIAL PROCEEDINGS BROUGHT
AGAINST ANY COMPANY ARISING OUT OF OR RELATING TO
THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY
OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE
OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE
STATE, COUNTY AND CITY OF NEW YORK; PROVIDED,
HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST
ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT
THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION
WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.
BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH
BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS
PROPERTIES, IRREVOCABLY

     (I)  ACCEPTS GENERALLY AND UNCONDITIONALLY THE
     NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH
     COURTS;

     (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

     (III)     AGREES THAT SERVICE OF ALL PROCESS IN
     ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE
     MADE BY REGISTERED OR CERTIFIED MAIL, RETURN
     RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED
     IN ACCORDANCE WITH THIS SECTION 11;

     (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE
     (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL
     JURISDICTION OVER ITSELF IN ANY SUCH PROCEEDING
     IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES
     EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

     (V)  AGREES THAT LENDERS RETAIN THE RIGHT TO
     SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
     LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN
     THE COURTS OF ANY OTHER JURISDICTION; AND

     (VI) AGREES THAT THE PROVISIONS OF THIS SECTION
     11 RELATING TO JURISDICTION AND VENUE SHALL BE
     BINDING AND ENFORCEABLE TO THE FULLEST EXTENT
     PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS
     LAW SECTION 5-1402 OR OTHERWISE.

     (b)  EACH GUARANTOR HEREBY KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS
IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION BASED HEREON, OR ARISING OUT OF,
UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR
ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF
CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE
LENDERS, THE GUARANTORS OR THE BORROWERS. EACH
GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS
RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR
THIS PROVISION (AND EACH OTHER PROVISION OF EACH
OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND
THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR
THE AGENT AND THE LENDERS ENTERING INTO THE
CREDIT AGREEMENT AND EACH SUCH OTHER LOAN
DOCUMENT.

     12.  Resolution of Drafting Ambiguities.
Each of the parties hereto acknowledge that it was represented by counsel in connection with the preparation, execution and delivery of this Guaranty, that its counsel reviewed the foregoing and participated in the negotiation thereof and any rule of construction under any applicable law to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty.

     13.  Additional Guarantors.
The initial Guarantors hereunder shall be Bairnco and such of the Subsidiaries of Bairnco as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Bairnco may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Agent not to cause any Subsidiary of Bairnco to become an Additional Guarantor hereunder.
This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

     14, Reaffirmation and Modification of Original Loan Documents. It is the intention of each of the parties hereto that the Existing Guaranty be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness under the Original Credit Agreement, the Existing Guaranty and the other Loan Documents (as defined in the Original Credit Agreement) and that all indebtedness and obligations of the Borrowers and the guarantors under the Original Credit Agreement, the Existing Guaranty and the other Loan Documents
(as defined in the Original Credit Agreement) shall be secured by the Loan Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Guaranty. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Guaranty made under the terms thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their respective officers thereunder duly authorized as of the day and year first above written.

                                   BAIRNCO CORPORATION
                                   By: /s/ James W. Lambert
                                   Name James W. Lambert
                                   Title: VP Finance

                                   Address:  300 Primera Boulevard
                                             Suite 432
                                             Lake Mary, Florida 32746

                                   Fax No.: (407) 875-3398
                                   Telephone: (407) 875-2222


                                   KASCO CORPORATION

                                   By: /s/ James W. Lambert
                                   Name: James W. Lambert
                                   Title VP
                                   Address:  300 Primera Boulevard
                                             Suite 432
                                             Lake Mary, Florida 32746

                                   Fax No.: (407) 875-3398
                                   Telephone: (407) 875-2222


                                   ARLON, INC.

                                   By: /s/ James W. Lambert
                                   Name: James W. Lambert
                                   Title: VP

                                   Address:  300 Primera Boulevard
                                             Suite 432
                                             Lake Mary, Florida 32746

                                   Fax No.: (407) 875-3398
                                   Telephone: (407) 875-2222


                                   MII INTERNATIONAL, INC.

                                   By: /s/ James W. Lambert
                                   Name: James W. Lambert
                                   Title: VP

                                   Address:  300 Primera Boulevard
                                             Suite 432
                                             Lake Mary, Florida 32746

                                   Fax No.: (407) 875-3398
                                   Telephone: (407) 875-2222

IN WITNESS WHEREOF, the undersigned Additional
Guarantor has caused this Guaranty to be duly
executed and delivered by its officer thereunto duly
authorized as of ______________, [1999][200_].
                              _______________________
                              ____________ _____
                              (Name of Additional
                              Guarantor)

                              By:
                              __________________
                              ________ Name:
                              Title:

                              Address:
                              __________________
                              ________


__________________________


__________________________

                              Fax No.:
                              Telephone:


EXHIBIT J
AMENDED AND RESTATED PLEDGE AGREEMENT


THIS AMENDED AND RESTATED PLEDGE AGREEMENT dated as of
February 22, 2000, (hereinafter, as the same may at any time be amended or modified and in effect, referred to as this "Agreement"), is by and among BAIRNCO CORPORATION, a Delaware corporation
(hereinafter called "Bairnco"), ARLON, INC., a
Delaware corporation (hereinafter called "Arlon"),
KASCO CORPORATION, a Delaware corporation
(hereinafter called "Kasco"), MII INTERNATIONAL,
INC., a Delaware corporation ("MII") and each additional Subsidiary of Bairnco that may become a party hereto after the date hereof in accordance with
Section 10.3 hereof (together with Bairnco, Arlon and
Kasco, sometimes hereinafter collectively called the "Companies" and individually a "Company") and BANK OF
AMERICA, N.A ("Bank of America"; the successor by merger to Bank of America Illinois, formerly known as Continental Bank, N.A.), as Agent (as defined in the first recital hereto) and amends and restates in its entirety that certain Pledge Agreement dated as of September 27, 1990 (as amended, restated, supplemented or otherwise modified as of the date hereof, the "Existing Pledge Agreement"), by and among Bairnco, Arlon, Kasco, Shielding Systems
Corporation, a Delaware corporation, other subsidiaries of Bairnco party thereto and Bank of America, as agent.

                      RECITALS

     WHEREAS, Bairnco, Arlon and Kasco and certain of Bairnco's other subsidiaries (each of Bairnco, Arlon,
Kasco and such other subsidiaries, individually a "Borrower" and collectively, the "Borrowers") are parties to that certain Second Amended and Restated
Credit Agreement dated as of February 22, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, hereinafter referred to as the "Credit Agreement"), with the banks and other financial institutions which are, or may become, parties thereto (hereinafter collectively called the "Lenders" and individually called a "Lender"), SunTrust Bank, as syndication agent and Bank of America, as agent for the Lenders (in such capacity, together with any successors thereto in such capacity, hereinafter referred to as the "Agent"), pursuant to which the Lenders have agreed to make credit available to the Companies and certain of Bairnco's other Subsidiaries;

     WHEREAS, certain or all of the Companies have entered into or may from time to time enter into or obtain Hedging Obligations (as defined in the Credit
Agreement) with one or more of the Lenders;

     WHEREAS, the Companies have executed and delivered that certain Guaranty dated as of September
27, 1990, as amended, restated, supplemented or otherwise modified as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified, the "Guaranty"), in favor of Agent for the benefit of Lenders, pursuant to which each Company has guarantied the prompt payment and performance when due of all Obligations of the Borrowers under the Credit Agreement, including without limitation the obligation of the Borrowers to make payments thereunder in the event of early termination thereof;

     WHEREAS, it is in the best interests of each Company to execute and deliver this Agreement inasmuch as each Company will derive substantial direct and indirect benefits from the financial accommodations to be made under the Credit Agreement and the Hedging Obligations;

     WHEREAS, the Companies wish to secure the Companies', the Borrowers' and certain other Persons' obligations with respect to (i) the Credit Agreement,
(ii) the Guaranty, and (iii) the Hedging Obligations, all with the collateral provided pursuant to this Agreement;

     WHEREAS, each Company described in Schedule I hereto is the owner of the shares of stock, partnership interests, limited liability company interests and other equity interests (collectively, the "Equity Interests") and promissory notes described opposite its name in Schedule I hereto and may from time to time become the owner of additional
Equity Interests, promissory notes or other securities evidencing an ownership interest in or debt of another Person;

     WHEREAS, it is a condition precedent to the Lenders amending and restating the Credit Agreement on the date hereof that the Existing Pledge Agreement be amended and restated as provided herein to support the obligations of the Borrowers and the Companies under the Credit Agreement and the other Loan
Documents;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration (receipt of which is hereby acknowledged), the parties hereto, intending to be legally bound, agree as follows:

     1.   Definitions.

     (A)  When used herein, unless
the context shall otherwise require, the following terms shall have the following meanings:

     Collateral means the Debt Collateral and the Equity
Collateral.

     Debt Collateral - see Section 2.2 hereof.

     Domestic Subsidiary shall mean Arlon, Kasco,
[MII] or any other Subsidiary organized under the laws of a U.S. jurisdiction.

     Equity Collateral - see Section 2.1 hereof.

     Foreign Subsidiary means Bertram & Graf GmbH, a
Gesellschaft mit beschraenkter Haftung organized under the laws of the Federal Republic of Germany, EuroKasco S.A., a societe anonyme organized under the laws of France, Atlantic Service Company (U.K.) Ltd., an English company, or any other Subsidiary organized under the laws of a jurisdiction not part of the U.S.

     Issuer means the issuer of any of the shares of stock, promissory notes or other securities representing all or any of the Collateral.

     Permitted Action - see Section 9(b) hereof.

     Pledged Notes - see Section 2.2 hereof.

     Pledged Equity Interests - see Section 2.1 hereof.

     Security Interest shall, when used
with respect to any
Person, mean any interest in any real or personal property, asset or other right owned or being purchased or acquired by such Person for its own use, consumption or enjoyment in its business which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, financing or similar statement or notice or as a matter of law, judicial process or otherwise.

     (B) Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning used therein notwithstanding any termination thereof.
     Terms not otherwise defined herein or in the Credit
     Agreement shall have the meaning, if any, ascribed to them under the Uniform Commercial Code, as it may be in effect in the State of New York.

     2.   Grant of Security Interests.

     2.1 Equity Collateral. As collateral security for the prompt and complete payment and performance of all Obligations, each Company hereby pledges to the Agent and hereby grants to the Agent a continuing Security Interest in, and hereby affirms all prior Security Interests granted by it under the Existing Pledge Agreement in, all of its right, title and interest in the following, whether now existing or hereafter arising or acquired (hereinafter collectively referred to as the "Equity Collateral"):

     (A)  all of the Equity Interests described in
Schedule I (hereinafter collectively called the "Pledged Equity
Interests"), all of the certificates and/or instruments representing the Pledged Equity Interests, and all cash, securities, dividends, distributions, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of stockholders, partners, members or other owners thereof and other rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity Interests;

     (B) all additional Equity Interests of any Subsidiary which such Company acquires at any time and from time to time in any manner, all of the certificates representing such additional
Equity Interests, all options to purchase, warrants and rights with respect to any such additional Equity
Interests, all securities convertible into such additional Equity Interests and all cash, securities, dividends, distributions, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of stockholders, partners, members or other owners thereof and other rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Equity
Interests; provided, however, that to the extent, and only to the extent, that the Equity Interests of any Foreign Subsidiary included in the Collateral shall exceed 65% of all outstanding Equity Interests of such Foreign Subsidiary, such excess Equity Interests shall automatically be deemed released from the Security Interest created hereby;

     (C) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates, promissory notes and instruments representing or evidencing any such property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

     (D) all proceeds, products, profits and returns of and from any of the foregoing.

TO HAVE AND TO HOLD the Equity Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Agent, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

     2.2 Debt Collateral. As collateral security for the prompt and complete payment and performance of all Obligations, each Company hereby pledges to Agent and hereby grants to the Agent a continuing Security
Interest in, and hereby affirms all the prior
Security Interests granted by it under the Existing
Pledge Agreement in, all of its right, title and interest in the following, whether now existing or hereafter arising or acquired (hereinafter collectively referred to as the "Debt Collateral"):

     (A)  all of the promissory notes described in
Schedule I and all Intercompany Notes (hereinafter collectively called the "Pledged Notes"), and all of the indebtedness evidenced thereby, together with all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Notes;

     (B) any and all extensions, renewals, replacements or substitutions of or for any of the foregoing items;

     (C) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all promissory notes, certificates and instruments representing or evidencing any such property and all cash, securities, interests, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

     (D) all proceeds, products, profits and returns of and from any of the foregoing.

TO HAVE AND TO HOLD the Debt Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Agent, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

     3. Warranties and Covenants. Each Company warrants and covenants to the Agent that:

     (A) each Company listed in Schedule I hereto owns the Equity Interests and promissory notes described as being owned by it in such schedule, free and clear of all claims and Security Interests of every description whatsoever, with full right to deliver, pledge, assign and transfer such Equity Interests and promissory notes to the Agent as Collateral hereunder; and each Company is (or at the time of any future delivery, pledge, assignment or transfer of other Collateral will be) the legal and equitable owner of its other Collateral free and clear of all claims and Security Interests of every description whatsoever, with full right to deliver, pledge, assign and transfer such Collateral to the Agent as Collateral hereunder;

     (B) the Agent has and at all times will have as security for the prompt and complete payment and performance of the Obligations, a valid perfected Security Interest in the Pledged Equity Interests, the Pledged Notes and the other
Collateral, subject only to Permitted Liens;

     (C)  the certificates representing the Equity
Collateral are and at all times will be duly authorized, validly issued, fully paid and non-assessable;

     (D) all documentary, stamp or other similar taxes or fees owing in connection with the issuance, transfer and/or pledge of the Collateral have been paid in full, and the Companies will hereafter pay all such taxes or fees as such become due and payable;

     (E) the Equity Collateral includes on the date hereof, and will continue to include at all times not less than 100% of each Domestic Subsidiary's and 65% of each Foreign Subsidiary's total shares (preferred, common or otherwise) of issued and outstanding capital stock, partnership interests, or limited liability company interests, as applicable, and any and all options to purchase, warrants and rights with respect to any shares of any such stock, partnership interests, or limited liability company interests, as applicable, or any securities convertible into shares of any such stock, partnership interests, or limited liability company interests, as applicable;

     (F)  each of the Pledged Notes has been duly
authorized, executed, endorsed, issued and delivered, and is the legal, valid, and binding obligation of the maker thereof, enforceable in accordance with its terms, and is not in default; and each promissory note pledged to the Agent in the future pursuant hereto will be duly authorized, executed, endorsed, issued and delivered, and will be the legal, valid, and binding obligation of the maker thereof, enforceable in accordance with its terms, and will not be in default;

     (G) the information contained in Schedule I hereto is true and accurate in all respects;

     (H) each Company shall deliver to the Agent, promptly upon receipt and in due form for transfer
(e.g., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral
(including, without limitation, additional certificated Equity Interests of the type referred to in Section 2.1(b) and additional notes of the type referred to in Section 2.2(b) hereof, but excluding dividends or distributions to such Company permitted under Section 7 of this Agreement) which may at any time or from time to time be in or come into the possession or control of such Company; prior to the delivery thereof to Agent, such Company shall hold such Collateral separate and apart from its other property and in express trust for Agent;

     (I) each Company that has granted a security interest in Equity Interests in a partnership or limited liability company shall deliver to such partnership or limited liability company an order, satisfactory in form and substance to Agent, requesting that the pledge of such Company's Equity
Interest in such partnership or limited liability company be registered on the books of such limited liability company or partnership;

     (J) so long as any of the Obligations remain outstanding, each Company, shall, unless the Agent shall otherwise consent in writing: (A) at its expense, promptly deliver to the Agent from time to time, upon the Agent's request, such stock powers and other documents with respect to the Collateral (which documents shall be satisfactory in form and substance to the Agent) as the Agent may reasonably request to preserve and protect, and to enable the Agent to enforce, its rights and remedies hereunder; (B) not sell, assign, exchange or otherwise transfer any of its right to any of the Collateral, except as permitted by Section 7.2.8 of the Credit Agreement;
(C) not create or suffer to exist any claim or Security Interest or encumbrance against, on or with respect to any of the Collateral except for the pledge hereunder and the Security Interest created hereby; (D) not make or consent to any amendment, modification or waiver with respect to any of the Collateral, nor enter into any agreement or permit to exist any restriction with respect to any of the Collateral other than pursuant hereto; and (E) neither take nor fail to take any action which would in any way materially impair the value or enforceability of the Agent's Security Interest in any of the Collateral; provided, however, that the foregoing clauses (A) through (E) shall not apply to payments, dividends or distributions to any Company permitted under Section 7 of this Agreement; and

     (K) all other information provided herein is true and correct in all material respects as of the date hereof and all information with respect to the Collateral set forth in any schedule, certificate, or other writing heretofore or hereafter furnished by any Company to the Agent hereunder and certified by an Authorized Officer of such Company is and will be true and correct in all material respects as of the date furnished and does not and will not omit any material fact necessary to make the statements not misleading.

     Each representation and warranty made or to be made herein by each Company shall be deemed remade as of and at the date of each Loan made from time to time under or in connection with the Credit Agreement and at the date of the issuance of any Letter of Credit under or in connection with the Credit
Agreement with the same affect as if made contemporaneously with the making of each such Loan or the issuance of each such Letter of Credit.

     4.   Processing, Sale, Collections, etc.

     (A) Until notice from the Agent to the contrary, given at any time after the occurrence and during the continuance of any Default, each Company:

          (i) shall, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Agent may reasonably request or, in the absence of such request, as such Company may deem advisable, and

          (ii) may grant, until such time as the Agent shall notify it of the revocation of such power and authority, in the ordinary course of business, to any Person obligated on any of the Debt Collateral, any rebate, refund or allowance to which such Person may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Debt
     Collateral.

     The Agent, however, may at any time, whether before or after the maturity of any of the Obligations, so long as a Default shall have occurred and be continuing, (1) notify any Person obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder; (2) enforce collection of any of the Collateral by suit or otherwise;
(3) surrender, release or exchange all or any part of the Collateral, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby; (4) notify any Company (and upon receipt of such notice such Company agrees to notify, at its sole expense, any parties obligated on any of the Collateral) to make payment to Agent of any amount due or to become due under the Collateral; (5) transfer all or any part of the Collateral into the name of Agent or its nominee, with or without disclosing that such Collateral is subject to the Security Interest hereunder; and (6) take control of any proceeds of the Collateral.

     (B)  If and to the extent that a perfected Security
Interest hereunder in any Collateral shall cease to be perfected for any reason whatsoever (including, without limitation, release of all or any balance in any account of any Company or use or disposition by any Company of any proceeds of Collateral), then such Collateral (referred to in this paragraph as "released Collateral") shall be deemed thereby released from the Security
Interest hereunder in exchange, as of the time of such release, for any other Collateral of equivalent value in which a perfected Security Interest is being obtained contemporaneously or has been most recently obtained hereunder, but only to the extent such other
Collateral does not represent either (x) Collateral in exchange for which any previously released
Collateral shall have been deemed released, or (y)
Collateral of equivalent value to any loan or financial accommodation (otherwise than by renewal or extension) from any Lender or the Agent to any Company in which Collateral a perfected Security
Interest hereunder shall have been obtained contemporaneously with or most recently prior to such loan or advance.

     (C) Upon the written request of the Agent, to be given at the Agent's discretion at any time after the occurrence and during, the continuance of any Default, each Company will, forthwith upon receipt, transmit and deliver to the Agent in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Agent, but excluding payments, dividends or distribution; to any Company permitted under Section
7 of this Agreement) which may be received by such Company at any time in full or partial payment or other proceeds of any Collateral. Except as the Agent may otherwise consent in writing, after the occurrence and during the continuance of a Default, any such items which may be so received by such Company will not be commingled by such Company with any of its other funds or property, but, until delivery to the Agent, will be held separate and apart from such other funds and property and in trust for the Agent.

     (D) Once a Default shall have occurred and be continuing, all items or amounts which are delivered by any Company to the Agent (or collected directly by the Agent, as the case may be) on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (hereinafter referred to as the "Restricted Account") of the Companies with the Agent, as security for performance and payment of the Obligations. Such Company shall have no right to withdraw any funds deposited in the Restricted
Account. Once a Default shall have occurred and be continuing, the Agent may, from time to time, in its discretion, apply all or any of the then balance in the Restricted Account toward payment of the Obligations, in such order of application as the Agent may determine, and the Agent may (but will not be required to), from time to, time, in its discretion, release all or any of such balance representing collected funds to Bairnco (for distribution to the Companies according to their interests) by deposit thereof to the aforementioned general deposit account.

     (E) The Agent is authorized to endorse, in the name of each Company, any item, howsoever received by the Agent, representing any Collateral or any payment on or other proceeds of any of the Collateral.

     5.   Agreements of the Companies.  Each Company shall:

     (A) furnish the Agent such information concerning each Company and the Collateral as the Agent may from time to time reasonably request.

     (B) defend each Company's title to the Collateral against all Persons and against all Liens, claims and demands whatsoever.

     (C) upon request of the Agent, stamp on its records concerning the Collateral (and/or enter into its computer records concerning the Collateral), a notation, in form satisfactory to the Agent, of the Security Interest created hereby.

     (D) reimburse the Agent for all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the
Agent in seeking to collect or enforce any rights under or with respect to the Collateral, in seeking to collect the Notes and all other Obligations, and in enforcing its rights hereunder, together with interest thereon from the date incurred until reimbursed by the Companies at a rate per annum equal to the Alternate Reference Rate plus a margin of 2.5%.

     (E) at the Agent's request, after the occurrence and during the continuance of a Default, transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the Security Interest hereunder.

     (F) not make or consent to any amendment, other modification or waiver with respect to any of the Collateral.

     (G) not take or fail to take any action which would in any manner impair (i) any obligation of the Issuer of any Pledged Equity Interests or the Pledged Notes or any other obligor with respect to an instrument constituting Collateral, or (ii) the enforceability of the Agent's Security Interest in any of the Collateral.

     (H) comply in all material respects with all laws, rules and regulations relating to, and promptly pay when due all fees, taxes, assessments and other charges which may be levied upon or assessed against, the ownership of the Collateral; provided, however, that such Company shall not be required to comply with any such law, rule or regulation, or to pay any such fee, tax, assessment or other charge, the validity of which is being contested by such Company in good faith by appropriate proceedings so long as forfeiture of any part of the Collateral will not result from the failure of such Company to comply with any such law, rule or regulation, or to pay any such fee, tax, assessment or other charge; during the period of such contest and such Company maintains adequate reserves in accordance with GAAP in connection with such contest.

     (I) permit the Agent and designees of the Agent, at reasonable times, to inspect, audit and make copies of and extracts from all records and all other papers which pertain to the Collateral in the possession of such Company and shall, upon request of the Agent, deliver to the Agent all of such records and papers which pertain to the Collateral and all Persons obligated with respect thereto.

     6.   Certain Rights of Agent.

     (A) The Agent may, from time to time, after the occurrence and during the continuance of any Default, without notice to any Company, take all or any of the following actions: (i) transfer all or any part of the Collateral into the name of the Agent or any nominee or agent for the Agent, with or without disclosing that such Collateral is subject to the Security Interest hereunder, (ii) appoint one or more agents or nominees for the purpose of retaining physical possession of the Collateral, (iii) notify the parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder, (iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (v) endorse any checks, drafts or other writings in the name of any Company to enable the Agent to collect the Collateral and (vi) take control of the Collateral.

     (B) The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as any Company shall request in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and any failure of the Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act which any Company does not so request with respect to preservation of the Collateral shall not be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

     (C) No delay on the part of the Agent or any Lender in exercising any right, power or remedy shall operate as a waiver thereof, nor shall the single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or any consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing, and signed and delivered by the party to be bound thereby, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     (D) All of each Company's obligations and all of the Agent's rights, powers and remedies specified herein are in addition to all other obligations, rights, powers and remedies required of or possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Obligations or any security therefor.
Each Company agrees that, if at any time all or any part of any payment theretofore applied by the Agent to any of the Obligations is or must be rescinded or returned by the Agent for any reason whatsoever
(including, without limitation, the insolvency, bankruptcy or reorganization of any Company) such obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Obligations all as though the Agent had not made such application.

     (E) After the occurrence and during the continuance of a Default, the Agent may from time to time, without notice to any Company, at its option, perform any material obligation to be performed by any Company hereunder, under the Credit Agreement or under the Loan Documents which shall not have been performed and take any other action which the Agent deems necessary for the maintenance or preservation of any of the Collateral or its Security Interest in the Collateral. All moneys advanced by the Agent in connection with the foregoing shall, whether or not there are then outstanding any credit extensions made under the Credit Agreement or the Credit Agreement is in effect, bear interest at the Alternate Reference
Rate plus a margin of 2.5% (or such lower maximum rate as shall be legal under applicable law), and shall be repaid together with such interest by the Companies to the Agent, upon the latter's demand, and shall be secured hereby prior to any other indebtedness or obligation secured hereby, but the making of any such advance by the Agent shall not relieve any Company of any default hereunder or thereunder.

     (F) The powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the holders of the Obligations) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.

     7.   Voting Rights, Dividends, etc.

     (A) Notwithstanding certain provisions of Sections 4 and 6 and hereof, unless and until a Default shall have occurred and be continuing:

          (i) Each Company shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by such Company of stock purchase or subscription rights may be made only from such Company's funds which do not comprise part of the Collateral and in compliance with the Credit
     Agreement) relating or pertaining to the Collateral or any part thereof for any purpose; provided, however, that each Company agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of the Collateral or any part thereof or would approve or cause a Default under the Credit Agreement.

          (ii) Each Company shall be entitled to receive and retain any and all payments of principal, interest, distributions and dividends in respect of the Collateral which are paid in cash. All payments, dividends and distributions in respect of the Collateral or any part thereof made in promissory notes, shares of stock, other Equity Interests or other property other than cash, or representing any non-cash return of capital, whether resulting from a subdivision, combination or reclassification of the Collateral or any part thereof or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall become and be part of the Collateral and shall be Collateral hereunder and, if received by or on behalf of any Company, shall be forthwith delivered to the Agent in due form for transfer (e.g., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

          (iii)  The Agent shall execute and deliver,
     or cause to be executed and delivered, to each Company, all such proxies, powers of attorney and other instruments as such Company may request for the purpose of enabling such Company to exercise the rights and powers which it is entitled to exercise pursuant to clause (i) or (ii) above.

     (B) Upon the occurrence of a Default, and so long as the same shall be continuing (but only for so long as the same shall be continuing), all rights and powers of each Company to receive and retain payments pursuant to Section 7(a)(ii) hereof shall cease forthwith upon notice from the Agent to such Company, and all such rights and powers shall thereupon become vested in the Agent. During the continuance of a Default and following the giving of such notice from the Agent to such company, the Agent shall have the sole and exclusive authority to exercise such rights and powers to receive such payments. The Agent shall retain any and all money and other property paid over to or received by the Agent pursuant to this paragraph (b) as additional Collateral hereunder and shall apply such money or other property in accordance with the provisions hereof.

     8.   Remedies.

     (A) Whenever a Default shall occur and be continuing, (i) all obligations may or shall, as the case may be, become immediately due and payable, as provided in
Section 8.2 or 8.3 of the Credit Agreement, as the case may be, (ii) the Agent may exercise, from time to time, any rights or remedies available to it under applicable law or otherwise available to it, (iii) the Agent shall have the right, for and in the name, place and stead of each Company, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral and (iv) the Agent may, without demand or notice of any kind, appropriate and apply any balances, credits, deposits, accounts or moneys of each Company which constitute Collateral or proceeds of Collateral and are with any of the Lenders toward the payment of such of the Obligations, and in such order of application, as the Agent, in its sole discretion, may from time to time elect. Without limiting the foregoing, upon Default, the Agent may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral at any public or private sale or brokers' board, free and clear of all rights and claims therein and thereto of any Company or of any other
Person claiming by, through or under any Company and
(ii) bid for and purchase any or all of the Collateral at any such sale.

     (B) Each Company hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the Agent's exercise of any of its rights or remedies after Default occurs. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least five (5) days before such disposition, postage prepaid, and addressed to Bairnco (for distribution by Bairnco to each Company) either at the address of Bairnco shown in the Credit
Agreement or at any other address of Bairnco which appears on the Agent's records. The Agent may apply any proceeds of any of the Collateral to the payment of expenses which the Agent incurs in connection with the enforcement of this Agreement, including, without limitation, reasonable attorneys' fees and legal expenses. The Agent may apply any balance of such proceeds toward the payment of such of the Obligations, and in such order of application, as the Agent may, in its sole discretion, elect from time to time.

     (C) Each Company agrees that in any sale of any of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as the Agent's counsel may advise the Agent is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or in order to obtain any required approval by any governmental or regulatory authority or official of such sale or purchase. Each
Company further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable or accountable to any Company for any discount allowed by reason of the fact that such Collateral shall have been sold in compliance with any such limitation or restriction.

     (D) If sufficient sums are not realized upon any disposition of the Collateral to pay all Obligations and any expenses of such disposition, including, without limitation, attorneys' fees and expenses, the Companies jointly and severally hereby promise to pay immediately any resulting deficiency.

     (E) No right or remedy herein conferred is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to every other right or remedy herein conferred, or conferred upon the Agent and the Lenders by any other agreement or instrument or security, or now or hereafter existing at law or in equity or by statute.

     9.   Authority of the Agent and Lenders.

     (A) The Agent shall have and be entitled to exercise, all such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are incidental thereto. The Agent may execute any of its duties hereunder by or through agents, or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. Neither the Agent nor any director, officer, employee, or agent of the Agent shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Each
Company hereby agrees to reimburse the Agent, on demand, for all reasonable costs and expenses which the Agent may incur in connection with the administration or enforcement of this Agreement (including costs and expenses incurred by any sub-agent employed by the Agent) and agrees to indemnify and hold harmless the Agent and any such sub-agent from and against any and all liability which the Agent or such sub-agent may incur hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of the Agent or such sub-agent.

     (B) If at any time, whether before or after any of the Obligations shall be due and payable, the Agent or any Lender takes any or all of the Permitted Actions (as hereinafter defined), then such actions shall not affect the enforceability of this Agreement, the Credit
Agreement, or any of the other Related Documents or the Obligations. The Agent or a Lender, as the case may be, shall have taken a Permitted Action if it shall: (i) retain or obtain a security interest in any property to secure any of the Obligations; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Companies', with respect to any of the Obligations; (iii) extend or renew any of the Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of any nature of any obligor with respect to any of the Obligations; (iv) release or fail to perfect its Security Interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligations hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (v) resort to the Collateral (or any thereof) for payment of any of the Obligations when due, whether or not Agent or the Lenders shall have resorted to any property securing any of the Obligations or shall have proceeded against any Company or against any other obligor primarily or secondarily obligated with respect to any of the Obligations (all of the actions referred to in this clause (v) being hereby expressly waived by each Company).

    (C) The Agent, in its sole discretion, may apply any amounts which it receives from whatever source on account of the Obligations toward the payment of the Obligations in such order of application as the Agent, in its sole discretion, may from time to time elect, subject to the terms and provisions of the Credit Agreement. Notwithstanding any payments made by or for any Company's account pursuant to this Agreement, no Company shall be subrogated to any rights of the Agent until such time as the Commitments and the Letters of Credit shall have expired or terminated and the Agent and the Lenders shall have received final payment and full performance of all obligations.

     (D) No release from the Security Interest created by this Agreement of any part of the Collateral by the Agent shall in any way alter, vary or diminish the force or effect of any Security Interest created by this Agreement against the balance or remainder of the Collateral.

     (E) The Agent and any of the officers, employees, agents or auditors of the Agent shall have the right at reasonable intervals after the date hereof to make reasonable inquiries by mail, telephone, telegraph or otherwise to any Person with respect to the validity and amount or any other matter (including, without limitation, the assertion by any Person of claims or offsets and counterclaims) concerning any of the Collateral.

     10.  General.

     10.1 Companies Waive Certain Rights; Subrogation.

     (A) Each Company hereby expressly waives: (i) notice of the Agent's acceptance of this Agreement, (ii) notice of the existence or creation or nonpayment of all or any of the Obligations, (iii) to the fullest extent permitted by law, presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder or any security for or guaranty of any of the foregoing.

     (B)  Each Company hereby irrevocably waives
any claim or other rights which it may now or hereafter acquire against any other
Company or any Obligor that arise from the existence, payment, performance or enforcement of any Company's or Obligor's obligation under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lenders against any Company or Obligor or any collateral which the Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Company or any Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Company in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to such Company for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

      10.2 Authorization of Additional Obligations. The creation or existence from time to time of additional
Obligations is hereby authorized, without notice to any Company, and shall in no way affect or impair the Agent's rights and each Company's obligations under this Agreement or any other Loan Document.

      10.3 Additional Companies. From time to time subsequent to the date hereof, additional
Subsidiaries of Bairnco may become parties hereto as additional Companies (each an "Additional Company"), by executing a Counterpart substantially in the form of Exhibit I annexed hereto. Upon delivery of any such Counterpart to Agent, notice of which is hereby waived by Companies, each such Additional Company shall be a Company and shall be as fully a party hereto as if such Company were an original signatory hereto. Each Company expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other
Company hereunder, nor by any election of Agent not to cause any Subsidiary of Bairnco to become an Additional Company hereunder. This Agreement shall be fully effective as to any Company that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Company hereunder.

     10.4 Assignment of Obligations. The Agent or any Lender may, from time to time, whether before or after any of the obligations shall be due, in its sole discretion and without notice to any Company
(but subject to the terms and provisions of the Credit Agreement), assign or transfer any or all of its interest in the Obligations; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for purposes of this Agreement, and each and every immediate and successive assignee or transferee of any of the Obligations or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Obligations, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Agent or such Lender (as the case may be).

     10.5 Notices. Notices shall be given in the manner provided for in, and shall be subject to the terms of, Section 10.2 of the Credit Agreement.

     10.6 Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

     10.7 Counterpart. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     10.8 Continuing Agreement; Reassignment.  This
Agreement shall in all respects be a continuing
Agreement and shall remain in full force and effect until expiration or termination of the Commitments and the Letters of Credit and final payment and performance in full of all Obligations. Upon the expiration or termination of the Commitments and the Letters of Credit, the Agent, upon the Companies request and at the Companies' expense, shall reassign and redeliver (or cause to be reassigned and redelivered) to the Companies, or to such Person or Persons as any Company shall designate, such of the Collateral, (if any), as the Agent shall not have sold or otherwise applied pursuant to the terms hereof and shall still be holding hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or representation or warranty by the Agent except a warranty that the Agent has not encumbered or otherwise reassigned such Collateral, and shall be at the Companies' sole cost and expense.

     10.9 Governing Law.  THIS AGREEMENT AND THE RIGHTS
AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE
GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF
NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL
OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES.  WHEREVER
POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE
INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND
VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF
THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID
UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE
ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY,
WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION
OR THE REMAINING PROVISIONS OF THIS AGREEMENT.
Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by of invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

     10.10    Consent to Jurisdiction and Service of Process.
ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY COMPANY
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY
OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER,
MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF
COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY
OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING
ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY
MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS
OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER
PROPERTY MAY BE FOUND.  BY EXECUTING AND DELIVERING
THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN
CONNECTION WITH ITS PROPERTIES, IRREVOCABLY


     (I)  ACCEPTS GENERALLY AND UNCONDITIONALLY THE
     NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH
     COURTS;

     (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

     (III)     AGREES THAT SERVICE OF ALL PROCESS IN
     ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE
     MADE BY REGISTERED OR CERTIFIED MAIL, RETURN
     RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED
     IN ACCORDANCE WITH SECTION 10.4;

     (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE
     (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL
     JURISDICTION OVER ITSELF IN ANY SUCH PROCEEDING
     IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES
     EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

     (V)  AGREES THAT LENDERS RETAIN THE RIGHT TO
     SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
     LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN
     THE COURTS OF ANY OTHER JURISDICTION; AND

     (VI) AGREES THAT THE PROVISIONS OF THIS SECTION
     10.9 RELATING TO JURISDICTION AND VENUE SHALL BE
     BINDING AND ENFORCEABLE TO THE FULLEST EXTENT
     PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS
     LAW SECTION 5-1402 OR OTHERWISE.

     10.11     Waiver of Jury Trial.
THE AGENT, THE LENDERS AND THE
BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A
TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED
HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION
WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR
ANY COURSE OF CONDUCT, COURSE OF DELAING, STATEMENTS
(WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT,
THE LENDERS OR THE BORROWERS.  EACH BORROWER
ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND
SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH
OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH
IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL
INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING
INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN
DOCUMENT.

     10.12     Successors and Assigns.  This Agreement
shall be binding upon each Company and the Agent and their respective successors and assigns, and shall inure to the benefit of each Company and the Agent and their respective successors and assigns.

     10.13     Entire Agreement.
Subject to Section 10.17, this
Agreement and related documents as specifically described supersede any prior agreement or understanding of the parties hereto, and constitute the entire agreement of the parties hereto, with respect to the matters covered hereby.

     10.14     Joint and Several Obligations; Security
Interest Absolute.

     (A)  All obligations of the Companies
hereunder are joint and several obligations and failure by one Company to perform its obligations under or relating to this Agreement shall not relieve any other Company of any obligation under or relating to this Agreement, the Credit Agreement or any other Loan Document.

     (B)  All rights of the Agent and the Security
Interest granted to the Agent hereunder, and all obligations of the Companies hereunder, shall be absolute and unconditional, irrespective of (i) any lack of validity or enforceability of the Credit
Agreement, the Notes, the Letters of Credit or any other Loan Document or any instrument relating thereto, or (ii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor or a third party grantor of a security interest.

     10.15 Agent as Attorney In Fact. Each Company hereby appoints Agent, with full power of substitution, as such Company's attorney in fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

     10.16     No Conditions to Effectiveness.  Each
Company hereby acknowledges that there are no conditions to the effectiveness of this Agreement.

     10.17     The Companies to Remain Liable. Each of the
Companies hereby expressly agrees that, anything herein to the contrary notwithstanding, it shall remain liable under any contract, agreement, interest or obligation assigned to the Agent hereunder to observe and perform all of the conditions and obligations to be observed and performed by such Company thereunder, all in accordance with and pursuant to the terms and provisions thereof. The exercise by the Agent of any of the rights assigned hereunder shall not release the Companies from any of their duties or obligations under any such contract, agreement, interest or obligation. The Agent shall not have any duty, responsibility, obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of the assignment thereof to the Agent or the granting to the Agent of a Security Interest therein or the receipt by the Agent of any payment relating to any such contract, agreement, interest or obligation pursuant hereto, nor shall the Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Companies thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party under any such contract, agreement, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it, in which it may have been granted a Security Interest or to which it may be entitled at any time or times.

     10.18     Reaffirmation and Modification of Original
Loan Documents. It is the intention of each of the parties hereto that the Existing Pledge Agreement be amended and restated to confirm and continue the security interests granted thereby and so as to preserve the perfection and priority of all security interests securing indebtedness under the Original
Credit Agreement and the other Loan Documents (as defined in the Original Credit Agreement) and that all indebtedness and obligations of the Borrowers and the guarantors under the Original Credit Agreement and the other Loan Documents (as defined in the Original Credit Agreement) shall be secured by this Agreement and the other Loan Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Pledge Agreement. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Pledge
Agreement made under the terms thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the above date.

                                   BAIRNCO CORPORATION

                                   By: /s/ James W. Lambert
                                   Name: James W. Lambert
                                   Title: VP Finance


                                   ARLON, INC.

                                   By: /s/ James W. Lambert
                                   Name: James W. Lambert
                                   Title: VP


                                   KASCO CORPORATION

                                   By: /s/ James W. Lambert
                                   Name: James W. Lambert
                                   Title: VP


                                   MII INTERNATIONAL, INC.

                                   By: /s/ James W. Lambert
                                   Name: James W. Lambert
                                   Title: VP



                                   BANK OF AMERICA,
                                   N.A., as Agent

                                   By:
                                   Name:
                                   Title:



              EXHIBIT I TO PLEDGE AGREEMENT
                [FORM OF COUNTERPART]
          COUNTERPART  (this  "Counterpart"), dated
_______,  is delivered  pursuant  to  Section    10.3
of  the  Pledge  Agreement
referred  to  below.   The undersigned hereby  agrees
that  this Counterpart  may  be attached to the
Amended and Restated  Pledge Agreement, dated as of
February 22, 2000 (as it may be from time to    time
amended,  modified  or  supplemented,   the   "Pledge
Agreement"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Bairnco Corporation, a Delaware corporation, the other Companies named therein, and Bank of America, N.A., as Agent. The undersigned by executing and delivering this Counterpart hereby becomes a Company under the Pledge Agreement in accordance with Section 10.3 thereof and agrees to be bound by all of the terms thereof.

[Without   limiting   the  generality  of  the
foregoing,   the
undersigned hereby:

          (i)   authorizes  the Agent to add the
          information  set forth  on  the  Schedules
          to  this  Agreement  to  the correlative
          Schedules  attached   to   the   Security
          Agreement ;
          (ii)   agrees  that all Collateral of the
undersigned,
          including  the  items  of  property
          described on the Schedules hereto, shall become part of the Collateral and shall secure all Obligations; and

          (iii)     makes the representations and
          warranties  set forth  in  the Pledge
          Agreement, as amended hereby,  to the
          extent relating to the undersigned.]

                                   [NAME OF ADDITIONAL COMPANY]
                                   By:
                              _______________________
                              ____
                                        Name:
                                        Title:



EXHIBIT K
AMENDED AND RESTATED SECURITY AGREEMENT

                 dated as of February 22, 2000 by and among

                      BAIRNCO CORPORATION,

                       KASCO CORPORATION,

                          ARLON, INC.,

                     MII INTERNATIONAL, INC.

                               Other U.S.

                               Subsidiaries

                               of Bairnco Corporation

                               and

                     BANK OF AMERICA, N.A.,

                      as Agent





       AMENDED AND RESTATED SECURITY AGREEMENT




THIS AMENDED AND RESTATED SECURITY AGREEMENT dated as of February 22, 2000 (hereinafter, as the same may at any time be amended or modified and in effect, referred to as this "Agreement") is entered into by and among BAIRNCO CORPORATION, a Delaware corporation
("Bairnco"), ARLON, INC., a Delaware corporation
("Arlon"), KASCO CORPORATION, a Delaware corporation
("Kasco"), MII International, Inc., a Delaware corporation ("MII") and the other Subsidiaries of Bairnco that may become a party hereto in accordance with Section 16(q) hereof (together with Bairnco,
Arlon and Kasco are hereinafter sometimes collectively referred to as the "Companies" and individually as a "Company"), and BANK OF AMERICA, N.A., ("Bank of America"; the successor by merger to Bank of America Illinois, formerly known as Continental Bank, N.A.), as Agent (as defined in the first recital hereto) and amends and restates in its entirety that certain Security Agreement dated as of September 27, 1990 (as amended, restated, supplemented or otherwise modified as of the date hereof, the "Existing Security Agreement"), by and among Bairnco, Arlon, Kasco, Shielding Systems
Corporation, a Delaware corporation, other subsidiaries of Bairnco party thereto and Bank of America, as agent.
                      RECITALS

WHEREAS, Bairnco, Arlon and Kasco and certain of Bairnco's subsidiaries (each of Bairnco, Arlon, Kasco and such other subsidiaries, individually a "Borrower" and collectively, the "Borrowers") are party to that certain Second Amended and Restated
Credit Agreement dated as of February ___, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, hereinafter referred to as the "Credit Agreement") with the banks and other financial institutions which are, or may become, parties thereto (hereinafter collectively called the "Lenders" and individually called a "Lender"), Sun Trust Bank, as syndication agent, and Bank of America, N.A., as agent for the Lenders (in such capacity, together with any successors thereto in such capacity, hereinafter referred to as the "Agent"), pursuant to which the Lenders have agreed to make credit available to the Companies and certain of Bairnco's other Subsidiaries;

WHEREAS, certain or all of the Companies have entered into or may from time to time enter into or obtain
Hedging Obligations (as defined in the Credit
Agreement) with one or more of the Lenders; WHEREAS, the Companies have executed and delivered that certain Guaranty dated as of September 27, 1990, as amended, restated, supplemented or otherwise modified as of the date hereof, (as the same may be further amended, restated, supplemented or otherwise modified, the "Guaranty") in favor of Agent for the benefit of Lenders, pursuant to which each Company has guarantied the prompt payment and performance when due of all Obligations of the Borrowers under the Credit Agreement, including without limitation the obligation of the Borrowers to make payments thereunder in the event of early termination thereof;

WHEREAS, it is in the best interests of each Company to execute and deliver this Agreement inasmuch as each Company will derive substantial direct and indirect benefits from the financial accommodations to be made under the Credit Agreement and the Hedging
Obligations;

WHEREAS, the Companies wish to secure the Companies', the Borrowers' and certain other Persons' obligations with respect to (i) the Credit Agreement, (ii) the Guaranty, and (iii) the Hedging Obligations, all with the collateral provided pursuant to this Agreement;

WHEREAS, it is a condition precedent to the Lenders amending and restating the Credit Agreement on the date hereof that the Existing Security Agreement be amended and restated as provided herein to support the obligations of the Borrowers and the Companies under the Credit Agreement and the other Loan
Documents;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, agree as follows:

     1. Definitions.

     (a) When used herein, unless the
context shall otherwise require, the following terms, shall have the following meanings:

    "Account" shall mean (i) any account receivable, and (ii) any other amount payable to a Company for any reason whatsoever. "Benefits" shall have the meaning assigned to such term in Section 17 hereof.

    "Certificated Security" shall have the meaning assigned to such term in the Uniform Commercial Code.

    "Chattel Paper" shall have the meaning assigned to such term in the Uniform Commercial Code.

    "Computer Hardware and Software" shall mean (i) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, whether now owned, licensed or leased or hereafter acquired by any Company; (ii) all software programs, whether now owned, licensed or leased or hereafter acquired by any Company, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, operating system software, utilities and application programs in whatever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by any Company; and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now owned, licensed or leased or hereafter acquired by any Company, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

     "Default Rate" shall mean the Alternate Reference
Rate plus a margin of 2.5%.

     "Document" shall have the meaning assigned to such term in the Uniform Commercial Code.

     "Equipment" shall mean all furniture,
furnishings, fixtures, machinery and equipment of any of the Companies of every description used or useful in the conduct of such Company's business, and all accessories, accessions, additions, attachments, substitutions, replacements, improvements, parts and other property now or hereafter affixed thereto or used in connection therewith.

     "Fixture" shall have the meaning assigned to such term in the Uniform Commercial Code.

     "General Intangibles" shall have the meaning assigned to such term in the Uniform Commercial Code.

     "Goods" shall have the meaning assigned to such term in the Uniform Commercial Code.

     "Instrument" shall have the meaning assigned to such term in the Uniform Commercial Code.

     "Intangible Collateral" shall mean all Collateral other than Inventory, Equipment, Fixtures and the Collateral described in clause (i) of the definition of Computer Hardware and Software.

     "Inventory" shall mean goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work in process, finished goods, materials and supplies, of any kind, nature or description, that are used or consumed by any Company's business, or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, and all returned or repossessed goods now or at any time or times hereafter in the possession or under the control of any Company or the Agent.

     "Patents" shall have the meaning assigned to such term in Section 2 hereof.

     "Person" shall mean any natural person,
corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Restricted Account" shall have the meaning assigned to such term in Section 5(d) hereof.

     "Security" shall have the meaning assigned to such term in the Uniform Commercial Code.

     "Security Interest" shall, when used with respect to any Person, mean any interest in any real or personal property, asset or other right owned or being purchased or acquired by such Person for its own use, consumption or enjoyment in its business which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, financing or similar statement or notice or as a matter of law, judicial process or otherwise.

     "Significant Patents and Trademarks" shall mean any group of Patents and Trademarks having an aggregate fair market value of $5,000,000 or more, or any individual Patent or Trademark having a fair market value of $500,000 or more.

     "Trademarks" shall have the meaning assigned to such term in Section 2 hereof.

     "Uncertificated Security" shall have the meaning assigned to such term in the Uniform Commercial Code.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement.

     (b) Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein notwithstanding any termination thereof. Terms not otherwise defined herein or in the Credit Agreement shall have the meanings, if any, ascribed to them under the Uniform Commercial
Code, as it may be in effect in the State of New York.

     2.  Grant of Security Interest.

     (a) As collateral security for the prompt and complete payment and performance of all
Obligations, each Company hereby
mortgages, pledges and collaterally
assigns to the Agent, and grants to the
Agent a continuing Security Interest in, and hereby affirms all prior mortgages, pledges, collateral assignments and grants made by it under the Existing
Security Agreement in, all property of
such Company wherever located, whether
now or hereafter existing, owned,
licensed, leased, consigned, arising or
acquired, including, without limitation, all of such Company's:

     (i)  Accounts;

     (ii) Goods (including, without limitation, all of such Company's Equipment, Fixtures and Inventory);

     (iii)  General Intangibles, including, without limitation,
            (a) All tax refunds (except such tax refunds attributable to Keene Corporation pursuant to the Tax Sharing and Disaffiliation Agreement between Bairnco and Keene Corporation),

            (b) All foreign, United States and state trademarks and trademark registrations, tradenames and tradename registrations and service marks and service mark registrations now or hereafter owned by such Company, including, without limitation, those listed on
            Schedule I hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each trademark and trademark registration, tradename and tradename registration, service mark and service mark registration and all continuations and extensions thereof, the right to sue for past, present, and future infringements or dilutions thereof or for injury to the goodwill associated therewith, all rights corresponding thereto throughout the world, and all proceeds of the foregoing (including, without limitation, licenses, royalties and proceeds of suit) (all of the foregoing being collectively hereinafter referred to as the "Trademarks"),

            (c) All foreign and United States patents and applications for patents, including, without limitation, those listed on Schedule II hereto, and any and all, and all applications for, reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, the right to sue for past, present and future infringements thereof, all rights corresponding thereto throughout the world, and all proceeds of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) (all of the foregoing being collectively hereinafter referred to as the "Patents"),

            (d) Rights arising from time to time to receive payment under a billing to a Person representing such Person's obligation to reimburse such Company for indebtedness paid or to be paid by such Company for such Person's account, and

            (e) Rights arising out of leases, licenses and contracts which are not Accounts;

     (iv) Chattel Paper, Documents, Instruments, Certificated Securities and Uncertificated Securities (other than the Pledged Notes and Pledged Shares pledged under the Pledge Agreement and any other shares of stock of Subsidiaries organized under the laws of jurisdictions outside the United States);

     (v) Money and property now or at any time in the possession or under the control of, or in transit to, the Agent, any Lender, any Company or any bailee, agent or custodian of the Agent, any Lender, or any Company;

     (vi) Right, title and interest (if any) in and to the accounts of such Company, all funds on deposit therein, all investments arising out of such funds, all claims thereunder or in connection therewith, and all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such accounts, such funds or such investments;

     (vii) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing;

     (viii) Insurance policies, including claims or rights to payment thereunder; and

     (ix)   Liens, guaranties and other rights and
            privileges pertaining to any of the Collateral;

together with: (x) all books, ledgers, books of account, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing; and (y) all proceeds, products, rents, issues, profits and returns of and from any of the foregoing.

TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Agent, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

     (b) The amount of Obligations secured by the Collateral of any Company hereunder shall not exceed the maximum amount of such liability that can be hereby incurred without rendering this Agreement, as it relates to such Company, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.
For purposes of determining such liability of such Company, due consideration shall be given to the amount of the credit received, directly or indirectly, by such Company and its Subsidiaries
(whether or not borrowed by or extended directly to such Company) and the benefits to each Company of maintaining an integrated cash management system for Bairnco and its Subsidiaries.

     (c) In addition to, and not by way of limitation of, the grant of Security Interests in Trademarks and Patents set forth above, each Company hereby, effective upon the occurrence of a Default and upon the written demand of the Agent, assigns, grants, sells, conveys, transfers title to and sets over to the Agent for the benefit of the Lenders all of such Company's right, title and interest, whether now or hereafter existing or acquired, in and to the Trademarks and Patents, it being understood that the Agent upon the effectiveness of such assignment may in its discretion grant a limited license to such Company with respect to all or any of the Trademarks and Patents.

     3.  The Companies to Remain Liable.
Each of the Companies hereby expressly agrees that, anything herein to the contrary notwithstanding, it shall remain liable under each contract, agreement, interest or obligation collaterally assigned to the Agent hereunder to observe and perform all of the conditions and obligations to be observed and performed by the Companies thereunder, all in accordance with and pursuant to the terms and provisions thereof. The exercise by the Agent of any of the rights assigned hereunder shall not release the Companies from any of their duties or obligations under any such contract, agreement, interest or obligation. The Agent shall not have any duty, responsibility, obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of the assignment thereof to the Agent or the granting to the Agent of a Security
Interest therein or the receipt by the Agent of any payment relating to any such contract, agreement, interest or obligation pursuant hereto, nor shall the Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Companies thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party under any such contract, agreement, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it, in which it may have been granted a Security Interest or to which it may be entitled at any time or times.

     4.  Representations and Warranties.
Each Company warrants and covenants to the Agent that:

     (a)  no Uniform Commercial Code financing statement
(other than any which may have been filed on behalf of the Agent) covering any of the Collateral is on file in any public office except as permitted under
Section 7.2.2 of the Credit Agreement;

     (b) each Company has and will continue to have a valid leasehold interest in all Collateral it leases and good and marketable title (subject to any defect in title asserted by Keene Creditors Trust in certain patents of Bairnco and Arlon and the real property located at 1100 Governor Lea Boulevard, Bear, Delaware in the
"Properties Lawsuit" as defined and described in Bairnco's Annual Report on Form 10-k for the year ended December 31, 1998) to all its other Collateral, real and personal, of any nature whatsoever (which, with respect to any licenses, means that such Company is the lawful owner of its rights under such licenses) free of all Security Interests whatsoever, other than the Security Interest created hereby and except as permitted under Section 7.2.2 of the Credit
Agreement, with full power and authority to execute this Agreement, to perform such Company's obligations hereunder, and to subject the Collateral to the assignment and Security Interest created hereby;

     (c) all of each Company's books and records are now located at one or more of the premises shown for such Company on Schedule III hereto, and all of each Company's Equipment and Inventory is located either at one or more of the premises shown for such Company on Schedule III hereto or at one or more of the premises shown for such Company on Schedule IV hereto except for no more than $12,000,000 of Equipment and Inventory that is in transit and $2,000,000 of Equipment and Inventory located at third party warehouses leased by Kasco territory managers;

     (d) all information with respect to the Collateral and the Persons obligated on the Accounts set forth in any schedule, certificate, or other writing at any time heretofore or hereafter furnished by any Company to the Agent hereunder and certified by an Authorized
Officer of such Company is and will be true and correct in all material respects as of the date furnished and does not and will not omit any material fact necessary to make the statements not misleading;

     (e) each Company will at all times maintain its chief executive office as identified in Schedule III hereto unless the Agent shall otherwise consent in writing; provided, however, that so long as no Default shall have occurred and be continuing, each Company may move its chief executive office to some other location within the United States upon (30) days' advance written notice to the Agent, and, in furtherance of the foregoing, each Company shall: (i) manage the main part of such Company's business operations from such Company's chief executive office or at its other locations listed in Schedule III;
(ii) maintain all credit information in which an investor, creditor or other Person having business relations with such Company would reasonably have an interest at its chief executive office or at its other locations listed in Schedule III; (iii) prepare
Federal and State tax returns and all financial statements and reports at such chief executive office or at its other locations listed in Schedule III;
(iv) designate such chief executive office as such on all tax returns, financial statements and reports, reports to credit bureaus and rating agencies and other similar returns, statements and reports; (v) maintain its bookkeeping and accounting departments at its chief executive office or at its other locations listed in Schedule III; (vi) cause its President, chief operating officer, treasurer and other senior day-to-day supervisory management to maintain their offices at the chief executive office or at its other locations listed in Schedule III;
(vii) maintain its corporate minute books and records
(including stock transfer records) at its chief executive office; and (viii) take such other action from time to time as is required so that a creditor of such Company would reasonably expect the chief executive office identified on Schedule III to be its chief executive office for purposes of Article 9 of the Uniform Commercial Code;

     (f) with respect to those Patents and Trademarks which are necessary for the conduct of such Company's business as now conducted or presently proposed to be conducted without any infringement upon rights of others which might have a materially adverse effect on the financial condition, business, assets, operations or prospects of such Company to perform its obligations under this Agreement, the Credit Agreement, or any Loan Document: (i) to such Company's knowledge, each of such material Patents and Trademarks is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, (ii) to such Company's knowledge, such Company is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Patents and Trademarks, free and clear of any liens, charges and encumbrances, including, without limitation, licenses, shop rights and covenants by such Company not to sue third Persons, no claim has been made that the use of any Trademark or Patent does or may violate the rights of any third Person (other than the claim asserted by Keene Creditors Trust to certain patents of Bairnco and Arlon in the "Properties Lawsuit" as defined and described in Bairnco's Annual Report on Form 10-k for the year ended December 31, 1998), (iii) such Company has the unqualified right to enter into this Agreement and perform its terms and will take all reasonable steps necessary to cause its present and future employees, agents and consultants to comply with the representations and warranties herein contained, and
(iv) no litigation is pending or, to the best knowledge of such Company, threatened which contains allegations respecting the validity of any of such material Patents and Trademarks;

     (g)  none of the Collateral (other than Intangible
Collateral or Collateral acquired in the ordinary course of business within the previous four (4) months) has, within the four (4) months preceding the date of this Agreement, been located at any place other than such Company's own premises at the address shown on the signature page hereto or at one or more of the premises listed on Schedules III and IV hereto and no more than $12,000,000 of Equipment and Inventory is in transit and no more than $2,000,000 of Equipment and Inventory is located at third party warehouses leased by Kasco territory managers;

     (h) Schedule V hereto lists all trade names by which such Company is now known;

     (i) such Company's legal name is that set forth on the signature page of this Agreement; and

     (j) all other information provided herein is true and correct in all material respects as of the date hereof.

     Each representation and warranty made or to be made herein by each Company shall be deemed remade as of and at the date of each Loan made or Letter of Credit issued from time to time under or in connection with the Credit Agreement with the same effect as if made contemporaneously with the making of such Loan or issuance of such Letter of Credit, with such exceptions which any Company shall have given the Agent prior written notice of and which have been approved by the Agent in writing with the consent of the Required Lenders.

     5.  Processing, Sale, Collections, etc.

     (a) Until notice from the Agent to the contrary, given at any time after the occurrence and during the continuance of any Default, each Company:

        (i) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Company for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Company for such purpose, and make sales, in or out of the ordinary course of business permitted by Section 7.2.9 of the Credit Agreement, such permitted sales to be free and clear of the Security Interest hereunder (but no such sale or-use shall limit or impair the Agent's Security Interest in any proceeds thereof, including, without limitation, any Account),

        (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Intangible Collateral, including the taking of such action with respect to such collection as the Agent may reasonably request or, in the absence of such request, as such Company may deem advisable, and

        (iii) may grant, in the ordinary course of business, to any Person obligated on any of the Intangible Collateral, any rebate, refund or allowance to which such Person may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Intangible Collateral.

The Agent, however, may at any time, whether before or after the maturity of any of the Obligations, so long as a Default shall have occurred and be continuing, (1) notify any Person obligated on any of the Intangible Collateral to make payment to the Agent of any amounts due or to become due thereunder;
(2) enforce collection of any of the Intangible
Collateral by suit or otherwise; (3) surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby; and (4) notify such Company (and upon receipt of such notice such Company agrees to notify, at its sole expense, any parties obligated on any of the Collateral) to make payment to the Agent of any amount due or to become due under the Collateral.

     (b)  If and to the extent that a perfected Security
Interest hereunder in any Collateral shall cease to be perfected for any reason whatsoever (including, without limitation, sale of Inventory or release of all or any balance in any other account of any Company or use or disposition by any Company of any proceeds of Collateral), then such Collateral
(referred to in this paragraph as "Released
Collateral") shall be deemed thereby released from the Security Interest hereunder in exchange, as of the time of such release, for any other Collateral
(of the same or different type) of equivalent value in which a perfected Security Interest is being obtained contemporaneously or has been most recently obtained hereunder, but only to the extent such other
Collateral does not represent either (x) Collateral in exchange for which any previously Released
Collateral shall have been deemed released, or (y)
Collateral of equivalent value to any loan or financial accommodation (otherwise than by renewal or extension) from any Lender or the Agent to such Company in which Collateral a perfected Security
Interest hereunder shall have been obtained contemporaneously with or most recently prior to such loan or financial accommodation.

     (c) Upon the written request of the Agent, to be given at the Agent's discretion at any time after the occurrence and during the continuance of any Default, each Company will, forthwith upon receipt, transmit and deliver to the Agent in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Agent) which may be received by such Company at any time in full or partial payment or otherwise as proceeds of any Collateral. Except as the Agent may otherwise consent in writing, after the occurrence and during the continuance of a Default, any such items which may be so received by such Company will not be commingled by such Company with any of its other funds or property, but, until delivery to the Agent, will be held separate and apart from such other funds and property and in trust for the Agent.

     (d) Once a Default shall have occurred and be continuing, all items or amounts which are delivered by any Company to the Agent
(or collected directly by the Agent, as the case may be) on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account
(herein referred to as the "Restricted Account") of the Companies with the Agent, as security for performance and payment of the Obligations. Such
Company shall have no right to withdraw any funds deposited in the Restricted Account. Once a Default shall have occurred and be continuing, the Agent may, from time to time, in its discretion, apply all or any of the then balance in the Restricted Account toward payment of the Obligations, in such order of application as the Agent may determine, and the Agent may (but will not be required to), from time to time, in its discretion, release all or any of such balance representing collected funds to Bairnco (for distribution to the Companies according to their interests) by deposit thereof to the aforementioned general deposit account.

     (e) The Agent is authorized to endorse, in the name of any Company, any item, howsoever received by the Agent representing any Collateral or any payment on or other proceeds of any of the Collateral.

     6.  Agreements of the Companies. Each Company shall:

     (a) keep all its Inventory and other Goods, except for no more than $12,000,000 of Equipment and Inventory in transit and no more than $2,000,000 of Equipment and Inventory located at third party warehouses leased by Kasco territory managers or unless the Agent shall otherwise consent in writing, at one or more of its own premises (as shown on Schedule III hereto) or at one or more of the premises listed on Schedule IV hereto; provided, however, that (i) so long as no Default shall have occurred and be continuing, each Company may designate additional premises for inclusion on
Schedule IV hereto upon thirty (30) days' advance written notice to the Agent and (ii) in the case of the premises listed on Schedule IV hereto from time to time, such Company's Inventory and other Goods shall be kept separate from the Inventory and other
Goods of those Persons (other than another Company) using such premises and shall be clearly and conspicuously designated as being such Company's sole property (for example, by posting signs or by affixing such Company's name on its Inventory and other Goods);

     (b) furnish the Agent such information concerning each Company, the Collateral and the Persons obligated on the Accounts as the Agent may from time to time reasonably request;

     (c) defend each Company's title to the Collateral against all Persons and against all claims and demands whatsoever;

     (d) do all acts reasonably necessary to maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair (subject to normal wear and tear), and prevent any waste or unusual or unreasonable depreciation thereof;

     (e) comply in all material respects with all laws, rules and regulations relating to, and promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against, the ownership, operation, possession, maintenance or use of the Collateral; provided, however, that such Company shall not be required to comply with any such law, rule or regulation, or to pay any such fee, tax, assessment or other charge, the validity of which is being contested by such Company in good faith by appropriate proceedings so long as forfeiture of any part of the Collateral will not result from the failure of such Company to comply with any such law, rule or regulation, or to pay any such fee, tax, assessment or other charge, during the period of such contest and such Company maintains adequate reserves in accordance with GAAP in connection with such contest;

     (f) permit the Agent and designees of the Agent, from time to time, (to the extent not prohibited by law) to inspect at reasonable times the Inventory and Equipment, and to, at reasonable times, inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Company and will, upon request of the Agent, deliver to the Agent all of such records and papers which pertain to the Collateral and all Persons obligated with respect thereto;

     (g) upon request of the Agent, stamp on its records concerning the Collateral (and/or enter into its computer records concerning the Collateral), a notation, in form satisfactory to the Agent, of the Security Interests created hereby, and give all appropriate notices of assignment and take all other appropriate actions in accordance with the Federal Assignment of Claims Act
(31 U.S.C. 3727), as amended from time to time, with respect to Collateral subject thereto;

     (h) not sell, lease, assign, license, sublicense, abandon or otherwise dispose of, or create or permit to exist any Security Interest on any Collateral to or in favor of anyone other than the Agent; provided, however, that, if no Default shall have occurred and be continuing, such Company may engage in transactions permitted under Sections 7.2.1(f), 7.2.2 and 7.2.9 of the Credit Agreement;

     (i) at all times keep all Inventory and Equipment insured against loss, damage, theft and other risks in the manner required by Section 7.1.4 of the Credit Agreement and, if the Agent so requests, deposit with the Agent originals or certified copies of the relevant policies and certificates of insurance;

     (j) furnish to the Agent notice in writing as soon as possible and in any event not later than thirty (30) days prior to the occurrence from time to time of (i) any change in the locations of any part of the Collateral from the locations shown in Schedules III and IV hereto, except for no more than $12,000,000 of Equipment and Inventory in transit and $2,000,000 of Equipment and Inventory located at third party warehouses leased by Kasco territory managers, (ii) any change in the location of such Company's chief executive office, and (iii) any change in the name of such Company or the name under or by which it conducts its business, each of such notices also to contain evidence that such Company has taken all action required or reasonably desirable to maintain and preserve the Security Interest in favor of the Agent on the Collateral, free and clear of any other Security Interest or encumbrance whatsoever;

     (k) reimburse the Agent for all reasonable expenses, including attorneys' fees and legal expenses and reasonable expenses of any repairs to realty or other property to which any Collateral may be affixed or be a part, incurred by the Agent in seeking to collect or enforce any rights under or with respect to the Collateral, in seeking to collect the Notes and all other Obligations, and in enforcing its rights hereunder, together with interest thereon from the date incurred until reimbursed by such Company at a rate per annum equal to the Default Rate;

     (l) either itself or through licensees, unless such Company shall reasonably determine that a Trademark is of negligible economic value to such Company, (i) continue to use each Trademark on each and every trademark class of goods with which it is associated (as reflected in its catalogs, brochures and price lists) in order to maintain each Trademark in full force free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under each Trademark,
(iii) employ each Trademark with the appropriate notice of application or registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any Trademark,
(v) not use any Trademark except for the uses for which registration or application for registration of such Trademark has been made, and (vi) not (and not permit any licensee or sublicensee thereto to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated;

     (m) at its sole expense, (i) without any request by the Agent, immediately deliver or cause to be delivered to the Agent, in due form for transfer (i.e., endorsed in blank or accompanied by duly executed undated blank stock or bond powers in form and substance satisfactory to the Agent), all Securities, Chattel Paper with a face amount of or requiring payment in the aggregate amount of $1,000,000 or more, Instruments with a face amount in excess of $500,000 (other than checks received in payment for such Company's goods or services in the ordinary course of business that are collected or converted to cash within two weeks after the receipt thereof) and Documents (other than Documents with a value of less than $1,000,000 or that are not held by such Company for more than 30 days), if any, at any time representing all or any of the Collateral, (ii) at the Agent's request, cause the Agent's Security Interest hereunder and under the other Collateral Documents to be at all times duly noted on any certificate of title issuable with respect to any of the Collateral and forthwith deliver or cause to be delivered to the Agent each such certificate of title, and (iii) forthwith, execute and deliver or cause to be executed and delivered to the Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary or advisable by the Agent) such assignments (including, without limitation, assignments of life insurance with a cash value of $1,000,000 or more), security agreements, mortgages, deeds of trust, pledge agreements, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as may from time to time be necessary or desirable to establish and maintain to the satisfaction of the Agent a valid perfected lien on and security interest in all assets of such Company now or hereafter existing or acquired (free of all other liens, claims and rights of third parties whatsoever other than Permitted Liens) to secure payment and performance of the Obligations; and

     (n) at the Agent's request after the occurrence and during the continuance of a Default, transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the Security Interest hereunder.

     7. Renewals, Amendments and Other Security; Partial Releases.

     (a) If at any time, whether before or after any of the Obligations shall be due and payable, the Agent or any Lender takes any or all of the Permitted Actions (as hereinafter defined), such actions shall not affect the enforceability of this Agreement, the Credit Agreement, or any of the other Loan Documents or the Obligations. The Agent or a Lender, as the case may be, shall have taken a Permitted Action if it shall: (i) retain or obtain a Security Interest in any property to secure payment and performance of any of the Obligations, (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Companies', with respect to any of the Obligations, (iii) extend or renew any of the Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of any nature of any obligor with respect to any of the Obligations, (iv) release or fail to perfect its lien on and Security Interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing payment and performance of any of the Obligations or any obligations hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (v) resort to the Collateral (or any thereof) for payment of any of the Obligations when due, whether or not the Agent or the Lenders shall have resorted to any property securing any of the Obligations or shall have proceeded against any Company or against any other obligor primarily or secondarily obligated with respect to any of the Obligations (all of the actions referred to in this clause (v) being hereby expressly waived by each Company).

     (b) No release from the Security Interest created by this Agreement of any part of the Collateral by the Agent shall in any way alter, vary or diminish the force or effect of any Security Interest created by this Agreement against the balance or remainder of the Collateral.

     8.   Grant of License to Use Intangibles.
Solely for the purpose of enabling the Agent to exercise rights and remedies hereunder at such time as the Agent, without regard to this Section 8, shall be lawfully entitled to exercise such rights and remedies, each Company hereby grants to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Company) to use, assign, license or sublicense any of such Company's
General Intangibles, now owned or hereafter acquired by such Company, and wherever the same may be located, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided, however, that the Agent shall not make any assignment of any General Intangible hereunder which constitutes an assignment in gross.
No agreements hereafter acquired or agreed to or entered into by such Company shall prohibit, restrict or impair the Security Interest granted hereunder.

     9.   Information.
The Agent and any of the officers, employees, agents or auditors of the Agent shall have the right at reasonable intervals after the date hereof to make reasonable inquiries by mail, telephone, telegraph or otherwise to any Person with respect to validity and amount or any other matter
(including, without limitation, the assertion by any Person of claims, offsets and counterclaims) concerning any of the Collateral.

     10.  Default.

     (a) (i)    Whenever a Default shall be existing, the
            Agent may exercise from time to time any rights and remedies available to it hereunder, under the Credit Agreement and under the Uniform Commercial Code as in effect from time to time in New York or otherwise available to it under applicable law. Each Company agrees, upon the occurrence and continuance of such a Default and upon the request of the Agent, to assemble, at such Company's expense, all Inventory and Equipment at convenient locations acceptable to the Agent.

         (ii) Each Company hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the Agent's exercise of any of its rights or remedies upon a Default. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least five
         (5) days before such disposition, postage prepaid, and addressed to Bairnco (for distribution by Bairnco to each Company) either at the address of Bairnco shown in the Credit Agreement or at any other address of Bairnco which appears on the Agent's records. The
         Agent may apply any proceeds of any of the Collateral to the payment of all reasonable expenses which the Agent incurs in connection with the enforcement of this Agreement, including, without limitation, reasonable attorneys' fees and legal expenses. The Agent may apply any balance of such proceeds toward the payment of such of the Obligations, and in such order of application, as the Agent may, in its sole discretion, elect from time to time.

     (b) Without limiting any other provision of this
Agreement: whenever a Default shall be existing, the Agent may enter upon any premises where the Collateral or any part thereof may be, and take possession of all or any part thereof with or without process of law; and the Agent may, without being responsible for loss or damage, hold, store, keep idle, use, lease, operate or otherwise use or permit the use of the same or any part thereof or render all or part thereof unusable for such time and upon such terms as the Agent may deem to be commercially reasonable, and may demand, collect and retain all earnings and all other sums due and to become due in respect of the same from any Person whomsoever, accounting only for net earnings, if any, arising from such use after charging against all receipts from the use of the same or from the sale thereof, by court proceedings or pursuant to Section 10(c) hereof or otherwise, all costs and expenses of, and damages or losses by reason of, such use or sale.

     (c) The Companies jointly and severally hereby agree to reimburse the Agent for any and all reasonable expenses, including reasonable attorneys' fees and legal expenses incurred by the Agent in seeking to collect or enforce any rights under or with respect to the Collateral, in seeking to collect the Notes and all other Obligations, and in enforcing its rights hereunder, together with interest thereon from the date incurred until reimbursed by the Companies at a rate per annum equal to the Default Rate.

     (d) Each Company agrees that in any sale of any of the Collateral, the Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Agent is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders or purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental or regulatory authority or official. Each Company further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable or accountable to such Company for any discount allowed by reason of the fact that such Collateral was sold in compliance with any such limitation or restriction.

     (e) If sufficient sums are not realized upon any disposition of the Collateral to pay all Obligations and any expenses of such disposition, including, without limitation, attorneys' fees, the Companies jointly and severally hereby promise to pay immediately any resulting deficiency.

     (f) No right or remedy herein conferred is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to every other right or remedy herein conferred, or conferred upon the Agent by any other agreement or instrument or security, or now or hereafter existing at law or in equity or by statute.

     11.   Waiver of Subrogation.
Each Company hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any other
Company or any Obligor that arise from
the existence, payment, performance or enforcement of any Company's or Obligor's obligation under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to Participate in any claim or remedy of the Lenders against any Company or Obligor or any collateral which the Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Company or any Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Company in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to such Company for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

     12.  Authority of the Agent.

     (a) The Agent shall have, and be entitled to exercise, all such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are incidental thereto. The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.
Neither the Agent, nor any director, officer, employee or agent of the Agent, shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct. Each
Company agrees to reimburse the Agent, on demand, for all reasonable costs and expenses incurred by the Agent in connection with the administration and enforcement of this Agreement (including costs and expenses incurred by any agent employed by the Agent) and agrees to indemnify (which indemnification shall survive any termination of this Agreement) and hold harmless the Agent and any such agent from and against any and all liability incurred by the Agent or such agent hereunder or in connection herewith, unless such liability shall be due to gross negligence or willful misconduct on the part of the Agent or such agent, as the case may be.

     (b) The Agent may from time to time, without notice to any Company, at its option, perform any material obligation to be performed by any Company hereunder, under the Credit Agreement or under the Loan
Documents which shall not have been performed and take any other action which the Agent deems necessary for the maintenance or preservation of any of the Collateral or its security interest in the Collateral. All moneys advanced by the Agent in connection with the foregoing shall, whether or not there are then outstanding any credit extensions made under the Credit Agreement or the Credit Agreement is in effect, bear interest at the Default Rate (or such lower maximum rate as shall be legal under applicable law), and shall be repaid together with such interest by the Companies to the Agent, upon the latter's demand, and shall be secured hereby prior to any other indebtedness or obligation secured hereby, but the making of any such advance by the Agent shall not relieve any Company of any default hereunder or thereunder.

     (c) The Agent, in its sole discretion, may apply any amounts which it receives from whatever source on account of the Obligations toward the payment of the Obligations in such order of application as the Agent, in its sole discretion, may from time to time elect, subject to the terms and provisions of the Credit Agreement.

     13.  Termination.
This Agreement shall terminate when
the Commitments shall be terminated and all the Obligations have been fully paid and performed, at which time the Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to each Company or to such Person as each Company shall designate, against receipt, such of the Collateral
(if any) assigned by each Company to the Agent as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or representation or warranty by the Agent except a warranty that the Agent has not encumbered or otherwise reassigned such Collateral and shall be at the sole cost and expense of such Company.

     14.  Protection of Patents and Trademarks.

     (a) Each Company shall have the duty to protect, preserve and maintain all rights in each of the Significant Patents and Trademarks, including, without limitation, the duty to prosecute and/or defend against any and all suits contesting infringement or dilution of the Significant Patents and Trademarks, any other suits containing allegations respecting the validity of the Significant Patents and Trademarks, and any suits claiming injury to the goodwill associated with any of such Trademarks. Any expenses incurred in protecting, preserving and maintaining the
Significant Patents and Trademarks shall be borne by such Company. To the maximum extent permitted by law, if a Company has failed to take a material action requested by the Agent to so protect, preserve and maintain the Significant Patents and Trademarks, the Agent shall have the right, without taking title to any such Patent or Trademark, to bring suit to enforce any or all Significant Patents and Trademarks, or licenses thereunder or its Security
Interest in any or all of the Significant Patents or Trademarks or licenses thereunder, in which event each Company shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such enforcement. All costs, expenses and other moneys advanced by the Agent in connection with the foregoing, shall, whether or not there are then outstanding any Loans or Letters of Credit under the Credit Agreement or the Credit Agreement is in effect, bear interest at the Default Rate and shall be repaid together with such interest by the Companies to the Agent, upon the latter's demand, and shall be secured hereby prior to any other indebtedness or obligation secured hereby except those incurred pursuant to Section 12(b) above, but the making of any such advance by the Agent shall not relieve such Company of any default hereunder. In addition, the Companies jointly and severally hereby indemnify (which indemnification shall survive any termination of this Agreement) and hold harmless the Agent from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees) of any kind whatsoever which may be imposed on, incurred by or asserted against the Agent in connection with or in any way arising out of such suits, proceedings or other actions. Notwithstanding the foregoing, the Agent shall have no obligations or liabilities regarding the Patents and Trademarks or any of them by reason of, or arising out of, this Agreement.

     (b) If any Default shall have occurred and be continuing, upon the written demand of the Agent, each Company shall execute and deliver to the Agent an assignment or assignments of the Trademarks and Patents, and licenses in favor of, or otherwise of value to, such Company, and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; provided that the failure of such Company to comply with such demand will not impair or affect the validity of Section 2 hereof. Each Company agrees that such an assignment shall be applied to reduce the Obligations then due only to the extent that the Agent receives cash proceeds in respect of the sale of, or other realization upon, the Trademarks, Patents and such other Collateral; such cash proceeds to be applied to the payment of expenses incurred in connection with the Trademarks, Patents and such other Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be applied by the Agent as provided in Section 10(a)(ii). Without limiting any other rights and remedies of the Agent, within five (5) Business Days of written notice from the Agent, each Company shall make available to the Agent, to the extent within such Company's power and authority, such personnel in such Company's employ on the date of the Default as the Agent may reasonably designate, by name, title or job responsibility, to permit such Company to continue, directly or indirectly, to produce, advertise and sell the products sold by such Company under the Trademarks, such persons to be available to perform their prior functions on the Agent's behalf and to be compensated by the Agent on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Default.

     15. Governing Law; Consent to Jurisdiction and Service of Process.
     (a) THIS AGREEMENT AND THE RIGHTS
AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE
GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF
NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL
OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES.  ALL JUDICIAL
PROCEEDINGS BROUGHT AGAINST ANY COMPANY ARISING OUT
OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE
BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT
JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW
YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING
ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY
MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS
OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER
PROPERTY MAY BE FOUND.  BY EXECUTING AND DELIVERING
THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN
CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

     (I)  ACCEPTS GENERALLY AND UNCONDITIONALLY THE
     NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH
     COURTS;

     (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

     (III)     AGREES THAT SERVICE OF ALL PROCESS IN
     ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE
     MADE BY REGISTERED OR CERTIFIED MAIL, RETURN
     RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED
     IN ACCORDANCE WITH SECTION 10.4;

     (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE
     (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL
     JURISDICTION OVER ITSELF IN ANY SUCH PROCEEDING
     IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES
     EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

     (V)  AGREES THAT LENDERS RETAIN THE RIGHT TO
     SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
     LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN
     THE COURTS OF ANY OTHER JURISDICTION; AND

     (VI) AGREES THAT THE PROVISIONS OF THIS SECTION
     15 RELATING TO JURISDICTION AND VENUE SHALL BE
     BINDING AND ENFORCEABLE TO THE FULLEST EXTENT
     PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS
     LAW SECTION 5-1402 OR OTHERWISE.

     (b) Each Company agrees not to institute any legal action or proceeding against the Agent, any Lender or the directors, officers, employees, agents or property of any thereof, arising out of or relating to this Agreement or any other Loan Document, in any court other than the one hereinabove specified in this Section 15. Nothing in this Section 15 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against any Company or its property in the courts of any other jurisdictions.

     (c) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of each Company or any related Person and rights of the Agent and any other holder of a note or liability expressed in this Agreement shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Obligations.

     16.  Miscellaneous Provisions.

     (a) The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as any Company requests in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to Collateral against prior parties, or to do any act with respect to the preservation of Collateral not so requested by such Company, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

     (b) Each Company hereby appoints the Agent, with full power of substitution, as such Company's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, each Company agrees that the Agent shall have the right and authority to make claim for, and receive and give acquittances for payment on account of, loss under any insurance policy covering the Collateral, or any part thereof, and to receive, endorse and collect all checks, drafts and other orders for the payment of money representing the proceeds of such insurance.

     (c) No delay on the part of the Agent or any Lender in exercising any right, power or remedy shall operate as a waiver thereof, nor shall the single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or any consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing, and signed and delivered by the party to be bound thereby, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     (d) All of each Company's obligations and all of the Agent's rights, powers and remedies specified herein are in addition to all other obligations, rights, powers and remedies required of or possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Obligations or any security therefor. Each
Company agrees that, if at any time all or any part of any payment theretofore applied by the Agent to any of the Obligations is or must be rescinded or returned by the Agent for any reason whatsoever
(including, without limitation, the insolvency,
Bankruptcy or reorganization of any Company) such Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though the Agent had not made such application.

     (e) The powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the holders of the Obligations) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.

     (f) All notices or other communications hereunder shall be given in the manner specified under Section
10.2 of the Credit Agreement.

     (g) The rights and privileges of the Agent hereunder shall inure to the benefit of its successors and assigns. This Agreement shall be binding upon each Company and its successors and assigns.

     (h) At the option of the Agent, this Agreement, or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof, shall be sufficient as a Uniform Commercial
Code financing statement and may be filed as such.

     (i) The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

     (j) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same Agreement. Each Company hereby acknowledges receipt of a true, correct and complete counterpart of this Agreement.

     (k) THE COMPANIES HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A
TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED
HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION
WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR
ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS
(WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT,
THE LENDERS OR THE COMPANIES. EACH COMPANY
ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND
SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH
OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH
IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL
INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING
INTO THE CREDIT AGREEMENT AND EACH SUCH OTHER LOAN
DOCUMENT.

     (l) Each Company hereby expressly waives: (i) notice of the acceptance by the Agent of this Agreement,
(ii) notice of the existence or creation or non-payment of all or any of the Obligations, (iii) to the fullest extent permitted by law, presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (iv) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

     (m) The Agent or any Lender may, from time to time, whether before or after any of the Obligations shall be due, in its sole discretion and without notice to any Company (but subject to the terms and provisions of the Credit Agreement), assign or transfer any or all of its interest in the Obligations; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for purposes of this Agreement, and each and every immediate and successive assignee or transferee of any of the Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Obligations, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Agent or such Lender (as the case may be).

     (n) The Agent acts herein as agent for itself and any and all present and future holders of the Obligations.

     (o) Each Company hereby acknowledges that there are no conditions to the effectiveness of this Agreement.

     (p) If any item of Collateral hereunder also constitutes collateral granted to the Agent under any other mortgage, agreement or instrument, in the event of any conflict between the provisions under this Agreement and those under such other mortgage, agreement or instrument relating to such Collateral, the provision or provisions selected by the Agent shall control with respect to such Collateral.

     (q) The initial Companies hereunder shall be the Bairnco and such Subsidiaries of Bairnco as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional
Subsidiaries of Bairnco may become parties hereto as additional Companies (each an "Additional Company"), by executing a Counterpart substantially in the form of Exhibit I annexed hereto. Upon delivery of any such Counterpart to Agent, notice of which is hereby waived by Companies, each such Additional Company shall be a Company and shall be as fully a party hereto as if such Company were an original signatory hereto. Each Company expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other
Company hereunder, nor by any election of Agent not to cause any Subsidiary of Bairnco to become an Additional Company hereunder. This Agreement shall be fully effective as to any Company that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Company hereunder.

     (r) All obligations of the Companies hereunder are joint and several obligations and failure by one Company to perform its obligations under or relating to this Agreement shall not relieve any other Company of any obligation under or relating to this Agreement, the Credit Agreement or any other Loan Document.

     (s)     All rights of the Agent and the Security
Interest granted to the Agent hereunder, and all obligations of the Companies hereunder, shall be absolute and unconditional, irrespective of (i) any lack of validity or enforceability of the Credit Agreement, the Notes, the Letters of Credit or any other Loan
Document or any instrument relating thereto, or (ii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor or a third party grantor of a Security
Interest.

     (t) The creation or existence from time to time of additional Obligations is hereby authorized, without notice to any Company, and shall in no way affect or impair the Agent's rights and each Company's obligations under this Agreement or any other Loan Document.

     17.   Application of Insurance Proceeds.
Any loss benefits ("Benefits") under any of the insurance policies maintained by each Company shall be applied as follows:

     (a) If no Default has occurred and is continuing then such Benefits, together with any interest thereon, shall be held by the Agent as additional
Collateral hereunder, but, so long as no Default has occurred and is continuing, such Benefits may, at such Company's discretion, be either:

        (i) applied by the Agent to the repayment of the Obligations under the Credit Agreement, subject to all of the terms and conditions of the Credit Agreement, or

        (ii) at any time used by such Company to repair or replace the damaged or destroyed Collateral giving rise to such Benefits.

     (b) If a Default occurs or is continuing while the Agent is holding any Benefits pursuant to this
            Section 17, the Agent may apply such Benefits as provided in Section 10(a)(ii).

     18.  Reaffirmation and Modification of Original Loan Documents.
It is the intention of each of the parties hereto that the Existing Security Agreement be amended and restated to confirm and continue the security interests granted thereby and so as to preserve the perfection and priority of all security interests securing indebtedness under the Original
Credit Agreement and the other Loan Documents
(as defined in the Original Credit Agreement) and that all indebtedness and obligations of the Borrowers and the guarantors under the Original Credit Agreement and the other Loan
Documents (as defined in the Original Credit
Agreement) shall be secured by this Agreement and the other Loan Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Security Agreement. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Security Agreement made under the terms thereof.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                            BAIRNCO CORPORATION

                            By. /s/ James W. Lambert
                            Name James W. Lambert
                            Title: VP Finance

                            ARLON, INC.

                            By. /s/ James W. Lambert
                            Name: James W. Lambert
                            Title: VP


                            KASCO CORPORATION

                            By. /s/ James W. Lambert
                            Name: James W. Lambert
                            Title: VP


                            MII INTERNATIONAL, INC.

                            By. /s/ James W. Lambert
                            Name: James W. Lambert
                            Title: VP


                            BANK OF AMERICA, N.A., as Agent

                            By.
                            Name:
                            Title:

            EXHIBIT I TO SECURITY AGREEMENT
                [FORM OF COUNTERPART]
           COUNTERPART  (this "Counterpart"), dated
_______,  is delivered  pursuant  to Section 16(q) of
the  Security  Agreement referred  to  below.   The
undersigned hereby  agrees  that  this Counterpart
may be attached to the Amended and Restated  Security
Agreement, dated as of February 22, 2000 (as it may
be from time to   time   amended,  modified  or
supplemented,  the  "Security Agreement";
capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Bairnco Corporation, a Delaware corporation, the other Companies named therein, and Bank of America, N.A., as Agent. The undersigned by executing and delivering this Counterpart hereby becomes a Company under the Security Agreement in accordance with Section 16(q) thereof and agrees to be bound by all of the terms thereof.
Without limiting the generality of the foregoing, the undersigned hereby:

          (i)   authorizes  the Agent to add the
          information  set forth  on  the  Schedules
          to  this  Agreement  to  the correlative
          Schedules  attached   to   the   Security
          Agreement ;

          (ii)   agrees  that all Collateral of the
          undersigned, including  the  items  of
          property  described  on  the Schedules
          hereto, shall become part of the
          Collateral and shall secure all
          Obligations; and

          (iii)     makes the representations and
          warranties  set forth in the Security
          Agreement, as amended hereby,  to the
          extent relating to the undersigned.
                                   [NAME OF
ADDITIONAL COMPANY]
                                   By:
                              _______________________
                              ____
                                        Name:
                                        Title:



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